UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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QLOGIC CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QLOGIC CORPORATION

26650 Aliso Viejo Parkway

Aliso Viejo, CA 92656

(949) 389-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 20, 2015

To the Stockholders of QLogic Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation, which will be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 10:00 a.m., Pacific Daylight Time, on Thursday, August 20, 2015, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement:

1. To elect eight directors to the Board of Directors to serve until our next Annual Meeting or until their successors have been elected and qualified;

2. To approve an amendment to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended, to increase the aggregate share limit;

3. An advisory vote to approve executive compensation;

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending April 3, 2016; and

5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Stockholders of record of our common stock at the close of business on June 25, 2015, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 20, 2015. The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 29, 2015 are available electronically at http://ir.qlogic.com.

By Order of the Board of Directors

MICHAEL L. HAWKINS
Secretary

Aliso Viejo, California

July 17, 2015

YOUR VOTE IS IMPORTANT

Please vote by using the Internet, by telephone or by signing and returning the enclosed proxy card as soon as possible to ensure your representation at the Annual Meeting. Your proxy card contains instructions for each of these voting options.

QLOGIC CORPORATION

26650 Aliso Viejo Parkway

Aliso Viejo, CA 92656

(949) 389-6000

PROXY STATEMENT

APPROXIMATE DATE PROXY MATERIALS FIRST SENT TO STOCKHOLDERS

July 17, 2015

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of QLogic Corporation, a Delaware corporation, for the Annual Meeting of Stockholders to be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 10:00 a.m., Pacific Daylight Time, on Thursday, August 20, 2015, and at any postponements or adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement. Unless the context otherwise requires, the terms “us,” “we,” “our,” “QLogic” and the “Company” include QLogic Corporation and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING

Q:	What information is included in these materials?

A:

This Proxy Statement includes information on the nominees for directors and the other matters to be voted on at the meeting. This Proxy Statement also includes information on the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:	What am I being asked to vote on at the meeting?

A:	There are four matters scheduled to be voted on at the meeting:

(1)	The election of eight directors to the Board of Directors, each of whom will serve until our next Annual Meeting or until their successors are elected and qualified.

(2)	The approval of an amendment to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended, to increase the aggregate share limit.

(3)	An advisory vote to approve executive compensation.

(4)	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2016.

Q:	How does the Board recommend that I vote on each of these matters?

A:	Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the director nominees (PROPOSAL NO. 1);

•	“FOR” the approval of the amendment to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended (PROPOSAL NO. 2);

•	“FOR” the proposal regarding an advisory vote to approve executive compensation (PROPOSAL NO. 3); and

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2016 (PROPOSAL NO. 4).

Q:	What classes of shares are entitled to vote?

A:

Each share of our common stock outstanding on June 25, 2015 (the “Record Date”) is entitled to one vote on each item being voted on at the Annual Meeting. On the Record Date, we had 87,878,127 shares of common stock outstanding.

Q:	What shares can I vote?

A:

You can vote all of the shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Stockholder of Record — If your shares are registered in your name with our transfer agent, Computershare Investor Services, you are considered a stockholder of record with respect to those shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner — If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee as the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or nominee how to vote your shares.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote by one of the following methods:

•	via the Internet,

•	by telephone,

•	by mail, or

•	in person at the Annual Meeting.

If you own your shares in “street name,” that is, through a brokerage or bank account or in another nominee form, you must provide instructions to the broker, bank or nominee as to how your shares should be voted. Your broker, bank or nominee will usually provide you instructions at the time you receive this Proxy Statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker, bank or nominee.

Q:	Can I revoke my proxy?

A:

Yes. If you are a stockholder of record, to revoke your proxy you must do one of the following before the votes are cast at the meeting: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, or (2) execute and deliver a later-dated proxy. Alternatively, you can attend the meeting and vote in person.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee or, if you have obtained a proxy from your broker, bank or nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

Q:	What does it mean if I get more than one proxy card?

A:

It means that you hold shares registered in more than one account. Sign and return each proxy card that you get (or otherwise vote the shares in each account) in order to ensure that all of your shares are voted.

Q:	What is the quorum requirement for the meeting?

A:

For a “quorum” to exist at the Annual Meeting, stockholders holding a majority of the votes entitled to be cast by the stockholders entitled to vote generally must be present in person or represented by proxy at the Annual Meeting. There must be a quorum for any action to be taken at the Annual Meeting (other than postponements or adjournments of the meeting). If you submit a properly executed proxy card or otherwise complete your proxy via the Internet, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Q:	What is the voting requirement for each of the above matters?

A:

QLogic has a majority voting standard for Proposal No. 1, the election of directors. Directors are elected at each annual meeting by a majority of votes cast, meaning that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee for director receives more “against” votes for his or her election than “for” votes, the Board must consider that director’s resignation following a recommendation by the Nominating and Governance Committee. The majority voting standard does not apply, however, in a contested election. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the eight nominees receiving the most votes will be elected.

With regard to the election to take place at the Annual Meeting, the Board intends to nominate the eight persons identified as its nominees in this Proxy Statement. Each of the directors will be elected by a majority of the votes cast.

For each other proposal to be submitted for a vote of stockholders at the Annual Meeting, our bylaws require that the proposal receives the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote on the proposal to be approved. Please be advised, however, that Proposal No. 3 (an advisory vote to approve executive compensation) and Proposal No. 4 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2016) are advisory only and are not binding on us. The Board of Directors (or a committee of the Board of Directors, as applicable) will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to these advisory votes by stockholders.

Q:	How are abstentions and broker non-votes treated?

A:

In all matters other than the election of directors (Proposal No. 1), abstentions have the same effect as votes “AGAINST” a matter. With respect to the election of directors, abstentions with respect to a director nominee will not be counted as a vote cast on the election of the director nominee and therefore will not be counted in determining the outcome of the directors’ election. Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

A broker is entitled to vote shares held for a beneficial holder on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2016 (Proposal No. 4), without voting instructions from the beneficial holder of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial holder on certain “non-routine” items, absent voting instructions from the beneficial holder of such shares. The election of directors (Proposal No. 1), the amendment to the QLogic Corporation 1998 Employee Stock Purchase Plan (Proposal No. 2), and the advisory vote to approve executive compensation (Proposal No. 3) are considered non-routine matters. Consequently, if you do not give your broker specific instructions by way of a broker voting instruction card or an internet proxy, your shares will constitute broker non-votes and will not be voted with respect to Proposal No. 1, No. 2, or No. 3 and will have no effect on the outcome of these proposals, although they will count for purposes of determining whether a quorum exists.

Q:	How will the votes be counted?

A:

Your shares of common stock will be voted according to the instructions you provide on the proxy card, on the broker voting instruction card or on your internet proxy. If you properly submit your proxy card, broker voting instruction card or internet proxy without providing specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (“FOR” all director nominees named in the Proxy Statement (Proposal No. 1), “FOR” the approval of the amendment to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended (Proposal No. 2), “FOR” the proposal regarding an advisory vote to approve executive compensation (Proposal No. 3), and “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2016 (Proposal No. 4)).

Q:	Who will count the votes?

A:

We have appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to act as the inspector of election for the meeting. We believe Broadridge will use procedures that are consistent with Delaware law and our bylaws concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote.

Q:	How will voting on any other business be conducted?

A:

We do not expect any matters to be presented for a vote at the meeting, other than the matters described in this Proxy Statement. If you grant a proxy, the officers named as proxy holders, Prasad L. Rampalli and Jean Hu, or their nominees or substitutes, will each have the discretion to vote your shares on any additional matters that are properly presented at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate or other candidates nominated by the Board of Directors.

Q:	Where can I find the voting results of the Annual Meeting?

A:

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Q:	Who is paying for this proxy solicitation?

A:

We will pay the cost of soliciting the proxies. The solicitation of proxies may be made in person, by telephone, or by electronic communication by officers, directors and regular employees, who will not be paid additional compensation for these activities. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to the beneficial owners.

Q:	Are these proxy materials available electronically?

A:

Yes, this is an Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 20, 2015. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 29, 2015 are available electronically at http://ir.qlogic.com.

If you received your Annual Meeting materials by mail, we encourage you to help us to conserve natural resources, as well as significantly reduce QLogic’s printing and mailing costs, by signing up to receive your stockholder communications via e-mail. With electronic delivery, you will be notified via e-mail as soon as the Annual Report and the Proxy Statement are available on the Internet, and you will be able to review those materials and submit your stockholder vote online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery, visit https://www.icsdelivery.com/qlogic/index.asp. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact Investor Relations, QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 25, 2015 concerning beneficial ownership by:

•	holders of more than 5% of QLogic’s common stock,

•	directors and nominees,

•	each of the named executive officers listed in the Summary Compensation Table — Fiscal Years 2013, 2014 and 2015 (“Summary Compensation Table”) below, and

•	all directors and executive officers as a group.

The information provided in the table is based on QLogic’s records, information filed with the SEC and information provided to QLogic, except where otherwise noted.

Name	Amount and Nature of Beneficial Ownership	Percent(1)
BlackRock, Inc.(2)	7,628,528	8.7%
Frontier Capital Management Co., LLC(3)	7,420,548	8.4%
The Vanguard Group, Inc.(4)	5,802,471	6.6%
Dimensional Fund Advisors LP(5)	4,864,904	5.5%
John T. Dickson(6)	27,389	*
Balakrishnan S. Iyer(7)	179,442	*
Christine King(8)	42,626	*
D. Scott Mercer(9)	112,856	*
Prasad L. Rampalli	53,195	*
Jay A. Rossiter(10)	-	*
George D. Wells(11)	187,070	*
William M. Zeitler(12)	122,856	*
Jean Hu(13)	168,836	*
Anthony E. Carrozza(14)	10,726	*
Milind A. Karnik (15)	-	*
Ahmet D. Houssein (16)	-	*
All Directors and Executive Officers as a group (13 persons)(17)	1,276,671	1.4%

*	Less than 1% of the outstanding shares of our common stock.

(1)

Based upon 87,878,127 shares of common stock outstanding on June 25, 2015. The number of shares beneficially owned by each person or entity is determined under the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any shares as to which the person or entity has the sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire on or before August 24, 2015 (60 days after June 25, 2015) through the exercise of any stock options, through the vesting of restricted stock units (“RSUs”) payable in shares, or upon the exercise of other rights. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the table.

(2)

Number of shares owned is based on information contained in a report on Schedule 13G/A that BlackRock, Inc. (“BlackRock”) filed with the SEC on January 22, 2015. Such filing indicates that BlackRock has sole voting power with respect to 7,369,886 shares and sole dispositive power with respect to all shares. The Schedule 13G/A contained information as of December 31, 2014 and may not reflect current holdings of QLogic common stock. The address for BlackRock is 55 East 52nd Street, New York, New York 10022.

(3)

Number of shares owned is based on information contained in a report on Schedule 13G that Frontier Capital Management Co., LLC (“Frontier”) filed with the SEC on February 13, 2015. Such filing indicates that Frontier has sole voting power with respect to 3,298,325 shares and sole dispositive power with respect to all shares. The Schedule 13G contained information as of December 31, 2014 and may not reflect current holdings of QLogic common stock. The address for Frontier is 99 Summer Street, Boston, Massachusetts 02110.

(4)

Number of shares owned is based on information contained in a report on Schedule 13G/A that The Vanguard Group, Inc. (“Vanguard”) filed with the SEC on February 10, 2015. Such filing indicates that Vanguard has sole voting power with respect to 134,065 shares and sole dispositive power with respect to 5,680,706 shares. The Schedule 13G/A contained information as of December 31, 2014 and may not reflect current holdings of QLogic common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

Number of shares owned is based on information contained in a report on Schedule 13G that Dimensional Fund Advisors LP (“Dimensional”) filed with the SEC on February 5, 2015. Such filing indicates that Dimensional has sole voting power with respect to 4,632,311 shares and sole dispositive power with respect to all shares. The Schedule 13G contained information as of December 31, 2014 and may not reflect current holdings of QLogic common stock. The address for Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(6)

Includes 10,695 shares which may be purchased pursuant to stock options that are exercisable on or before August 24, 2015 and 2,690 shares issuable pursuant to RSUs that will vest on or before August 24, 2015.

(7)

Includes 134,662 shares which may be purchased pursuant to stock options that are exercisable on or before August 24, 2015 and 15,000 shares issuable pursuant to RSUs that will vest on or before August 24, 2015.

(8)

Includes 19,072 shares which may be purchased pursuant to stock options that are exercisable on or before August 24, 2015 and 15,000 shares issuable pursuant to RSUs that will vest on or before August 24, 2015.

(9)

Includes 71,076 shares which may be purchased pursuant to stock options that are exercisable on or before August 24, 2015 and 15,000 shares issuable pursuant to RSUs that will vest on or before August 24, 2015.

(10)	Mr. Rossiter joined the Board of Directors in May 2015.

(11)

Includes 134,662 shares which may be purchased pursuant to stock options that are exercisable on or before August 24, 2015 and 15,000 shares issuable pursuant to RSUs that will vest on or before August 24, 2015.

(12)

Includes 71,076 shares which may be purchased pursuant to stock options that are exercisable on or before August 24, 2015 and 15,000 shares issuable pursuant to RSUs that will vest on or before August 24, 2015.

(13)	Includes 136,400 shares which may be purchased pursuant to stock options that are exercisable on or before August 24, 2015.

(14)	Includes 8,750 shares issuable pursuant to RSUs that will vest on or before August 24, 2015.

(15)	Mr. Karnik joined the Company in October 2014.

(16)	Beneficial ownership information is as of June 12, 2015, Mr. Houssein’s last day of employment with the Company.

(17)

Includes 944,318 shares which may be purchased pursuant to stock options that are exercisable on or before August 24, 2015 and 86,440 shares issuable pursuant to RSUs that vest on or before August 24, 2015.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors has nominated the following eight persons to serve as our directors: (1) John T. Dickson, (2) Balakrishnan S. Iyer, (3) Christine King, (4) D. Scott Mercer, (5) Prasad L. Rampalli, (6) Jay A. Rossiter, (7) George D. Wells, and (8) William M. Zeitler. If elected, each nominee will continue in office until our next Annual Meeting or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation, removal or retirement.

The authorized number of directors on our Board at the time of the Annual Meeting will be eight. Biographical information about our nominees for director and the experience, qualifications, attributes and skills considered by our Nominating and Governance Committee and Board in determining that the nominee should serve as a director appear below. For additional information about how we identify and evaluate nominees for director, see “Board of Directors — Committees — The Nominating and Governance Committee” below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINEES.

Each nominee receiving more votes for his or her election than votes against his or her election will be elected to our Board of Directors to serve until our next Annual Meeting, until their successors are elected and qualified, or until the earlier of the director’s death, resignation, removal or retirement. This required vote is described in the following section entitled “Voting Standard.” Proxies cannot be voted for more than eight nominees for director. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy, or their nominee or substitute, intend to vote at the meeting for the election of the eight director nominees.

Voting Standard

Each of the nominees for director named above has consented to be named as a nominee in our Proxy Statement, and we expect that each of the nominees will be able to serve if elected. In the event that any of the nominees for director should become unable to serve if elected, it is intended that the persons named in the enclosed proxy, or their nominee or substitute, will vote your shares FOR the election of a substitute nominee as may be recommended by the Board of Directors.

Our Bylaws require that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of shares voted “against” that director. In the case of an uncontested election, if a nominee who is serving as a director is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, our Bylaws require each director nominee, prior to each election of directors at an annual meeting, to submit to the Board an irrevocable letter of resignation from the Board and all committees thereof, which will become effective if that director does not receive a majority of votes cast and the Board determines to accept such resignation. In such circumstances, the Nominating and Governance Committee, composed entirely of independent directors (as detailed below in “Board of Directors — Committees — The Nominating and Governance Committee”), will evaluate and make a recommendation to the Board with respect to the submitted resignation. The Board must take action on the recommendation within 90 days following certification of the stockholder vote. QLogic will publicly disclose the Board’s decision including, if applicable, the reasons for rejecting a resignation.

The majority voting standard does not apply, however, in a contested election. An election shall be deemed to be contested if, as of the 10th day preceding the date the notice of the meeting is first mailed for such meeting to the stockholders of the Company, the number of nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the eight nominees receiving the most votes will be elected.

With regard to the election to take place at the 2015 Annual Meeting, the Board intends to nominate the eight persons identified as its nominees in this Proxy Statement.

The following table and paragraphs below set forth the names and certain information concerning the eight nominees for election to our Board of Directors. This information includes the principal occupation of and directorships held by each nominee for at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each nominee should serve as a member of the Board of Directors. The ages shown are as of July 17, 2015.

Nominee(1)	Position with QLogic	Age
John T. Dickson(3)(4)	Director	69
Balakrishnan S. Iyer(3)(4)	Director	58
Christine King(4)	Director	66
D. Scott Mercer(2)(3)	Director	64
Prasad L. Rampalli	Director, President and Chief Executive Officer	61
Jay A. Rossiter	Director	58
George D. Wells(2)(3)	Chairman of the Board	79
William M. Zeitler(2)(4)	Director	67

(1)

The Nominating and Governance Committee identifies candidates and recommends to the Board of Directors nominees for membership on the Board. Following the recommendation of the Nominating and Governance Committee, the Board of Directors selects the nominees for election as directors at the Annual Meeting.

(2)	Member of the Nominating and Governance Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Compensation Committee.

Mr. Dickson has served as a director since June 2014. Mr. Dickson served as Executive Vice President and head of Operations of Alcatel-Lucent from May 2010 to January 2012. Mr. Dickson is the former President and Chief Executive Officer of Agere Systems, Inc. (“Agere”), a position he held from August 2000 to October 2005. Prior to joining Agere, Mr. Dickson held positions as the Executive Vice President and Chief Executive Officer of Lucent’s Microelectronics and Communications Technologies Group, Vice President of AT&T Corporation’s integrated circuit business unit, and Chairman and Chief Executive Officer of SHOgraphics, Inc., as well as senior roles with ICL, plc, and Texas Instruments, Inc. Mr. Dickson currently serves as a director of KLA-Tencor Corporation, and previously served on the Board of Directors of National Semiconductor Corporation from April 2006 to September 2010, Mettler-Toledo International Inc. from March 2001 to April 2009, Freescale Semiconductor, Ltd. from May 2012 to July 2013, and Avago Technologies Limited (“Avago”) from January 2012 to May 2015. Mr. Dickson’s qualifications to serve on the Board include his extensive experience in senior management and executive positions in the technology industry and his experience as a director of other public and private companies.

Mr. Iyer has served as a director since June 2003. From October 1998 to June 2003, Mr. Iyer was the Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. (“Conexant”). Prior to October 1998, Mr. Iyer served as the Senior Vice President and Chief Financial Officer of VLSI Technology, Inc. Mr. Iyer previously held a number of senior finance positions at Advanced Micro Devices, Inc., a semiconductor company. Mr. Iyer currently serves on the Board of Directors of IHS Inc., Power Integrations, Inc. and Skyworks Solutions, Inc. He also served on the Board of Directors of Conexant from February 2002 to April 2011 and Life Technologies Corp. from July 2001 to February 2014. Mr. Iyer’s experience as an executive officer of companies in the technology industry brings to our Board leadership, strategic and financial experience. His experience as a director at the public companies listed above provides the Board with significant financial expertise with specific application to our industry, as well as a broad understanding of corporate governance topics.

Ms. King has served as a director since April 2013. Ms. King was a director and President and Chief Executive Officer of Standard Microsystems Corporation from October 2008 until August 2012. From September 2001 until March 2008, Ms. King served as President and Chief Executive Officer of AMI Semiconductor, Inc. Prior to that Ms. King spent over 23 years at International Business Machines Corporation (“IBM”) in various management roles, including her last assignment as Vice President of Semiconductor Solutions. Ms. King currently serves on the Board of Directors of Idaho Power Company, Cirrus Logic, Inc. and Skyworks Solutions, Inc. She previously served on the Board of Directors of AMI Semiconductor, Inc. from 2003 until its acquisition by ON Semiconductor Corporation in March 2008, ON Semiconductor Corporation from March 2008 until October 2008, Analog Devices, Inc. from June 2003 to March 2008, and Atheros Communications from April 2008 until its acquisition in May 2011. Ms. King’s senior management and operational experience in a number of technology companies, service as a director at the companies listed above, and knowledge of the semiconductor industry provide our Board with significant financial, strategic, operational and compliance expertise. Ms. King also brings research and development and management experience gained from the executive positions she held at IBM.

Mr. Mercer has served as a director since September 2010. Mr. Mercer was Chairman of the Board of Directors and Chief Executive Officer of Conexant from August 2008 and April 2008, respectively, until April 2011. From November 2005 until April 2008, Mr. Mercer worked as a private investor, and from May 2005 to November 2005, Mr. Mercer served as interim Chief Executive Officer of Adaptec, Inc. Mr. Mercer served as Senior Vice President and Advisor to the Chief Executive Officer from February 2004 through December 2004, and as Senior Vice President and Chief Financial Officer from October 2001 through January 2004, at Western Digital Corporation. From June 2000 to September 2001, Mr. Mercer served as Vice President and Chief Financial Officer of Teralogic, Inc. From June 1996 to May 2000, he held various senior operating and financial positions with Dell Inc. Mr. Mercer currently serves on the Board of Directors of Polycom, Inc. and SanDisk Corporation. He also served on the Board of Directors of Net Ratings, Inc. from January 2001 to June 2007, Adaptec, Inc. from November 2003 to October 2008, SMART Modular Technologies (WWH), Inc. from June 2007 to January 2009, Palm, Inc. from June 2005 to July 2010, and Conexant from May 2003 to April 2011. Mr. Mercer’s senior management and operational experience in a number of technology companies and his service as a director at the companies listed above provide our Board with significant financial, operational and compliance expertise with specific application to our industry, as well as a broad understanding of corporate governance and other topics.

Mr. Rampalli joined us in February 2014 as a member of the Board of Directors and as President and Chief Executive Officer. Prior to joining QLogic, Mr. Rampalli served as Senior Vice President, EMC Solutions Group, and then Senior Vice President, Cross Business Unit Engineering at EMC Corporation (“EMC”), leading EMC’s Solutions transformation and growth enablement since joining EMC in September 2010. Prior to EMC, Mr. Rampalli spent 27 years at Intel Corporation (“Intel”), most recently serving as Vice President, Intel Architecture Group. As the Company’s principal executive officer, Mr. Rampalli is responsible for developing (in conjunction with the other Board members) and executing our business strategies, and he provides the Board with a deep knowledge of all aspects of our business and industry.

Mr. Rossiter has served as a director since May 2015. Mr. Rossiter is Senior Vice President of the Science and Technology Group at Yahoo! Inc. (“Yahoo!”), where he has responsibility for the sciences and platforms including the cloud and big data systems that power Yahoo!’s consumer and advertising business. Before joining Yahoo! in January 2008, Mr. Rossiter spent almost 16 years at Oracle Corporation (“Oracle”), most recently serving as Vice President of the System Management Products Division. Prior to Oracle, Mr. Rossiter held various leadership and software development positions at 3COM Corporation, Syntelligence Inc. and Bell Laboratories. He currently serves on the Board of Directors of Hortonworks, Inc. Mr. Rossiter brings to the Board his senior management and operational experience gained at Yahoo! and Oracle and his extensive knowledge of the technology industry, with specific emphasis on the cloud and big data markets.

Mr. Wells has served as a director since February 1994 and as the Chairman of the Board of Directors since June 2014. Mr. Wells was President and Chief Executive Officer of Exar Corporation, a manufacturer of analog and mixed-signal integrated circuits, from June 1992 until he retired in October 1996. Before joining Exar, Mr. Wells served as President and Chief Operating Officer of LSI Corporation (formerly LSI Logic Corporation), a manufacturer of application-specific integrated circuits, for seven years. Mr. Wells’ experience as a senior executive officer of two companies in the technology industry brings to our Board his leadership, strategic, operational and management experience.

Mr. Zeitler has served as a director since September 2010. Mr. Zeitler has served as a consultant in the technology industry since his retirement from IBM in 2008. Prior to his retirement, Mr. Zeitler spent over 35 years at IBM in various roles, including his last assignment as Senior Vice President and Group Executive — Servers, Storage and Semiconductor Groups of the IBM Systems and Technology Group. Mr. Zeitler brings to the Board leadership, strategic, research and development and management experience gained from his experience in the technology industry and the executive positions held at IBM.

BOARD OF DIRECTORS

Meetings

The Board of Directors held ten meetings during the fiscal year ended March 29, 2015. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings of each committee on which the director was a member. Our directors are encouraged to attend our Annual Meeting each year. Six of the seven directors who stood for election at our 2014 Annual Meeting attended the Annual Meeting either in person or by telephone.

Director Independence

Our Board of Directors currently consists of eight directors, including Mr. Rossiter who was appointed to the Board of Directors on May 12, 2015. Our Board of Directors has determined that all of its members (except for Mr. Rampalli and former director H.K. Desai, who passed away in June 2014) who held office during fiscal year 2015 are independent under the requirements set forth in The NASDAQ Stock Market listing standards. In considering the independence of Mr. Dickson, the Board considered that Mr. Dickson served as a non-employee director of Avago, the parent company of one of our suppliers, during our fiscal year 2015. Our Board of Directors determined that, because of the nature of Mr. Dickson’s relationship and that the aggregate payments we make to the supplier are less than 0.7% of the other company’s annual gross revenues for its most recently completed fiscal year, the relationship did not interfere with Mr. Dickson’s exercise of independent judgment in carrying out his responsibilities as a director of the Company. Mr. Dickson resigned from Avago’s board of directors in May 2015 following Avago’s acquisition of one of our primary competitors.

Communications with Board of Directors

You may communicate with any director, the entire Board of Directors, or any committee of the Board, by sending a letter to the director, the Board or the committee addressed to: Board of Directors, c/o Chairman of the Board — QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656. The Chairman of the Board or his designee will review all letters, categorize them, and forward them to the appropriate parties.

Board Leadership Structure; Executive Sessions of Our Independent Directors

The Board believes it is important to select its Chairman of the Board and the Company’s Chief Executive Officer (“CEO”) in the manner it considers in the best interests of the Company at any given point in time. The members of the Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company’s leadership structure to meet those needs. Accordingly, the Chairman and CEO positions may be filled by one individual or by two different individuals, and the Chairman may be a Company insider or an independent director. The Board believes that the most effective leadership structure for the Company at this time is for Mr. Rampalli to serve as President and CEO and Mr. Wells to serve as Chairman of the Board. As noted above under “Director Independence,” Mr. Wells is independent under the requirements set forth in The NASDAQ Stock Market listing standards.

Our independent directors meet without management present after each regularly scheduled board meeting (which was five times during fiscal year 2015). As an independent director and the Chairman of the Board, Mr. Wells is responsible for (i) establishing the agenda for the executive sessions held by our independent directors and acting as chair of those sessions, (ii) polling the other independent directors for agenda items both for regular board meetings and executive sessions of the independent directors, and (iii) working with the CEO on the agenda for regular board meetings.

Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The Audit Committee.    Balakrishnan S. Iyer (Chairperson), John T. Dickson, D. Scott Mercer and George D. Wells are the current members of the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market listing standard, and is an “audit committee financial expert” as defined by rules adopted by the SEC. The Audit Committee held eight meetings during the fiscal year ended March 29, 2015. The Audit Committee operates under a written charter, which is available on our website at http://ir.qlogic.com. The Audit Committee selects, engages and reviews the performance of our independent registered public accounting firm each year. In addition, the Audit Committee approves non-audit services and fees to be paid to the independent registered public accounting firm. The Audit Committee reports to our Board of Directors with respect to auditing and accounting matters.

The Compensation Committee.    Christine King (Chairperson), John T. Dickson, Balakrishnan S. Iyer and William M. Zeitler are the current members of the Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of The NASDAQ Stock Market listing standards. The Compensation Committee held ten meetings during the fiscal year ended March 29, 2015. The Compensation Committee reviews the performance of our executive officers, establishes the compensation of our executive officers and reviews the compensation programs for other key employees, including salary and cash incentive payment levels and stock-based compensation awards under our equity compensation plans. The Compensation Committee operates under a written charter, which is available on our website at http://ir.qlogic.com. For a description of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, please see the “Compensation Discussion and Analysis” below.

The Nominating and Governance Committee.    George D. Wells (Chairperson), D. Scott Mercer and William M. Zeitler are the current members of the Nominating and Governance Committee. Our Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence requirements of The NASDAQ Stock Market listing standards. The Nominating and Governance Committee held five meetings during the fiscal year ended March 29, 2015. The Nominating and Governance Committee’s principal functions are to identify prospective director nominees and recommend to our Board of Directors nominees for membership on the Board of Directors, to develop and recommend to our Board of Directors the governance principles applicable to the Board of Directors, to oversee the assessment of our Board of Directors, to recommend to our Board of Directors nominees for each committee, and to establish and periodically review compensation for non-employee directors. The Nominating and Governance Committee evaluates the performance of each Board member individually, the Board as a whole, and each committee on an annual basis, and reviews this information with the full Board of Directors. Following that review, the Nominating and Governance Committee considers the effectiveness of each Board member individually, the Board as a whole, and each committee when deciding whether to re-nominate current Board members. The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, our Board of Directors will possess the appropriate talent, skills, and expertise to oversee the Company’s business. The Nominating and Governance Committee expects normally to be able to identify from its own resources the names of qualified director nominees, but it will accept from stockholders recommendations of individuals to be considered as nominees. Additionally, the Nominating and Governance Committee has in the past used and may continue to use the services of third party search firms to assist in the identification of appropriate candidates. Any stockholder wishing to propose a nominee for consideration by the Nominating and Governance Committee should submit a recommendation in writing to the Secretary of the Company at our principal executive office in accordance with the procedures set forth below. The Nominating and Governance Committee operates under a written charter, which is available on our website at http://ir.qlogic.com. In addition, the Nominating and Governance Committee has adopted a Corporate Governance Policy that is also available on our website at http://ir.qlogic.com.

A stockholder may submit the name of a director candidate for consideration by the Nominating and Governance Committee by writing to the Secretary of the Company at the address set forth on the cover of this Proxy Statement. The stockholder must submit the following information in support of the candidate: (a) the name, address and telephone number of the stockholder recommending the candidate; (b) a representation that the stockholder submitting the recommendation is a stockholder of record or beneficial owner of shares of stock of the Company; (c) the name and address of the candidate; (d) a description of any arrangement or understanding between the stockholder and the candidate and any other person or persons regarding the submission of the candidate’s name for consideration; (e) such other information regarding the candidate as the Company would be required to include in a proxy statement filed pursuant to the proxy rules of the SEC if the Board were to nominate the candidate for election as a director; (f) the consent of the candidate to be identified to the Board as a candidate for consideration and to be identified in the proxy; and (g) the agreement of the candidate to serve on the Board if elected. The Nominating and Governance Committee may request any additional information that it deems relevant in evaluating the background and experience of any candidate.

In evaluating a director candidate, the Nominating and Governance Committee will consider the candidate’s independence, character, corporate governance skills and abilities, business experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the Board or its committees. The Nominating and Governance Committee will use the same criteria in evaluating candidates suggested by stockholders as for candidates suggested by other sources.

Risk Oversight

Management has primary responsibility for identifying and managing risks to the Company, while our Board of Directors has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities. With the oversight of our Board of Directors, the Company has implemented practices and programs designed to help manage risks and to align risk-taking appropriately with our efforts to increase stockholder value. At the beginning of each fiscal year, management and the Board jointly review the strategic goals of the Company and associated risks. The risks are prioritized and response strategies for managing those risks developed in line with the Company’s risk tolerance. The Board also reviews whether the existing risk oversight framework continues to be appropriate for the Company. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. For example, strategic and operational risks are presented and discussed at regularly scheduled Board meetings and at presentations to the Board and its committees by executive management.

Although the Board has delegated responsibility for the oversight of specific risks to Board committees, the Board is kept informed of each committee’s risk oversight via regular reports of the committee chairs to the full Board. Risk oversight is delegated to Board committees as follows:

•

The Audit Committee oversees our risks relating to financial reporting, investments, capital structure and compliance, as well as the guidelines, policies and processes for monitoring and mitigating those risks.

•

The Compensation Committee oversees risks associated with the Company’s annual incentive plan, the compensation of executive management, and the effect the compensation structure may have on business decisions. (For more information on the Compensation Committee’s assessment of risk and our compensation program, please see the “Risk Considerations” section of the “Compensation Discussion and Analysis” below.)

•	The Nominating and Governance Committee oversees risks related to the Company’s governance structure and the evaluation of individual board members and committees.

The Board’s risk oversight process builds upon management’s enterprise-wide risk management processes, which include identification and on-going monitoring of various risks, including those associated with long-term strategy and business operations, regulatory and legal compliance, the Company’s reputation, information technology and cybersecurity, and financial reporting.

Executive Officer and Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines to further align the interests of the Company’s named executive officers and directors with the interests of its stockholders. These guidelines are described below.

The Company’s CEO is required to own shares of the Company’s common stock with a value equal to at least three times his or her annual base salary, and each other named executive officer is required to own shares of the Company’s common stock with a value equal to at least one times his or her annual base salary. Shares of the Company’s common stock subject to outstanding unexercised stock options and unvested RSUs held by an executive officer do not count towards satisfaction of these guidelines. This ownership guideline is initially calculated using the applicable base salary as of the later of the date these guidelines were adopted (May 23, 2012) or the date the individual first became subject to these guidelines as a named executive officer. The stock ownership guideline for each individual will be determined on an annual basis as of the first trading day of each fiscal year, and will be based on the applicable base salary in effect on such date and the closing price of a share of the Company’s common stock on such date. Named executive officers are required to achieve the applicable level of ownership within five years of the later of May 23, 2012 or the date the person was initially designated a named executive officer of the Company.

Non-employee directors are required to own shares of the Company’s common stock with a value equal to at least three times the annual cash retainer paid to our non-employee directors for service on the Board (excluding additional committee retainers and any extra meeting fees). Shares of the Company’s common stock subject to outstanding unexercised stock options and unvested RSUs held by a non-employee director do not count towards satisfaction of these guidelines. This ownership guideline is initially calculated using the annual cash retainer for service as a director (but not including amounts associated with service as a Lead Director or Committee or Chair service) on the date the individual first became subject to these guidelines as a non-employee director. The stock ownership guideline will be determined on an annual basis as of the first trading day of each fiscal year, and will be based on the applicable annual Board cash retainer in effect on such date and the closing price of a share of the Company’s common stock on such date. Non-employee directors are required to achieve this level of ownership within five years of the later of May 23, 2012 or the date the individual first became a non-employee member of the Board.

In addition to the above stock ownership guidelines, we have adopted an Insider Trading Policy available on our website at http://ir.qlogic.com that restricts employees, executive officers and directors from engaging in any of the following activities with respect to the securities of the Company:

•	Purchases on margin (where money is borrowed to make the purchase);

•	Short sales;

•	Buying or selling puts or calls;

•

Hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential upside appreciation in the stock; or

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan without adequate financial resources to prevent a forced sale.

As of March 29, 2015, no directors or named executive officers held pledged Company securities.

Compensation of Directors — Fiscal Year 2015

The following table presents information regarding the compensation earned for fiscal year 2015 by our directors who are not employed by us or any of our subsidiaries (the “non-employee directors”). The compensation paid to Mr. Rampalli and former director Mr. Desai, who were also employees of the Company during fiscal year 2015, is not presented in the table below as they did not receive any additional compensation for their services as directors during fiscal year 2015. The compensation paid to Mr. Rampalli is presented in the Summary Compensation Table below and the related tables. Mr. Rossiter joined the Board in May 2015 and therefore received no compensation during our fiscal year 2015, which ended March 29, 2015.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2)(3) (c)	Option Awards ($)(1)(2)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
John T. Dickson(4)	43,000	144,048	120,002	—	—	—	307,050
Balakrishnan S. Iyer	84,000	134,100	—	—	—	—	218,100
Christine King	73,000	134,100	—	—	—	—	207,100
Kathryn B. Lewis(5)	37,000	—	—	—	—	—	37,000
D. Scott Mercer	69,750	134,100	—	—	—	—	203,850
George D. Wells	106,000	134,100	—	—	—	—	240,100
William M. Zeitler	64,750	134,100	—	—	—	—	198,850

(1)

The amounts reported in Columns (c) and (d) of the table above reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our non-employee directors during fiscal year 2015 as determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained under the section entitled “Stock-Based Compensation — Stock-Based Compensation Expense” on page 57 of the Company’s Annual Report on Form 10-K for fiscal year 2015 filed with the SEC on May 26, 2015.

(2)

The following table presents the number of shares of the Company’s common stock subject to outstanding unvested stock awards and outstanding and unexercised option awards held by each of our non-employee directors as of March 29, 2015:

Director	Number of Unvested Restricted Stock Units (RSUs) as of March 29, 2015	Number of Shares Subject to Outstanding Options as of March 29, 2015
John T. Dickson	14,702	32,086
Balakrishnan S. Iyer	15,000	134,662
Christine King	21,296	27,343
Kathryn B. Lewis	—	—

Director	Number of Unvested Restricted Stock Units (RSUs) as of March 29, 2015	Number of Shares Subject to Outstanding Options as of March 29, 2015
D. Scott Mercer	15,000	71,076
George D. Wells	15,000	134,662
William M. Zeitler	15,000	71,076

(3)

As described below, we granted to each of Messrs. Iyer, Mercer, Wells and Zeitler, and to Ms. King, an award of 15,000 RSUs, and to Mr. Dickson, an award of 2,690 RSUs, on August 25, 2014, the date of our 2014 Annual Meeting. Mr. Dickson was appointed to the Board on June 20, 2014 and was therefore eligible for a prorated equity award at the 2014 Annual Meeting. On the grant date, each of the RSU awards granted to Messrs. Iyer, Mercer, Wells and Zeitler and to Ms. King had a value of $134,100, and the RSU award granted to Mr. Dickson had a value of $24,048. In connection with his appointment to the Board, Mr. Dickson also received an award of 12,012 RSUs (with a grant date fair value of $120,000) and an option to purchase 32,086 shares (with a grant date fair value of $120,002).

(4)	Mr. Dickson joined the Board in June 2014.

(5)	Ms. Lewis did not stand for reelection at the 2014 Annual General Meeting and is no longer a member of the Board of Directors.

Director Compensation

Compensation for our non-employee directors is determined and periodically reviewed by the Nominating and Governance Committee, and during fiscal year 2015 consisted of a cash retainer, fees for attending meetings in excess of a specified number, and equity awards.

Annual Retainer Fees and Meeting Fees.  For fiscal year 2015, each of our non-employee directors received an annual retainer for serving as a member of the Board and additional annual retainer fees for serving as the chair and/or a member of one or more committees of the Board as set forth below. These annual fees were paid in equal quarterly installments.

Board member retainer	$49,000
Chairman of the Board*	$35,000
Audit Committee Chair	$25,000
Audit Committee member	$15,000
Compensation Committee Chair**	$25,000
Compensation Committee member	$10,000
Nominating and Governance Committee Chair	$10,000
Nominating and Governance Committee member	$5,000

*The additional annual retainer fee for serving as non-employee Chairman of the Board was set at $35,000 when Mr. Wells assumed the role of Chairman in June 2014.

**Effective July 1, 2014, the additional annual retainer fee for serving as chair of the Compensation Committee was increased from $18,000 to $25,000.

For each meeting of the Board in excess of nine per fiscal year, the non-employee directors receive an additional fee of $1,500 for attendance in person and $750 for participation by telephone. For each Audit Committee meeting in excess of twelve per fiscal year, each Compensation Committee meeting in excess of ten per fiscal year, and each Nominating and Governance Committee meeting in excess of six per fiscal year, committee members (including committee chairs) receive an additional fee of $1,000 for attendance in person and $500 for participation by telephone. During fiscal year 2015, there were ten meetings of the Board of Directors, eight meetings of the Audit Committee, ten meetings of the Compensation Committee, and five meetings of the Nominating and Governance Committee.

Directors who are employees of QLogic receive no additional compensation for serving on the Board of Directors. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at all Board and committee meetings.

Stock Awards.   The Board has adopted a director grant program under the QLogic Corporation 2005 Performance Incentive Plan, as amended (the “2005 Plan”), which provides for awards to our non-employee directors to be determined by reference to the equity compensation for non-employee directors of our compensation peer group. The peer group is the same compensation peer group used by the Compensation Committee to evaluate executive compensation (as identified in the “Compensation Discussion and Analysis” below). The director grant program is intended to more closely align non-employee director compensation with the philosophy used in establishing compensation for our executive officers. The Nominating and Governance Committee reviews the compensation for our non-employee directors every other year and most recently reviewed non-employee director compensation in May 2014.

Based on its review, the Nominating and Governance Committee establishes the target level of equity award grants to be provided to our non-employee directors relative to the levels provided by the peer group companies. In May 2014, the Nominating and Governance Committee determined that the target grant date value for equity awards granted to our non-employee directors would be set at $150,000 (which was the 50th percentile of the compensation peer group), and that the annual awards would consist solely of RSUs. However, the Nominating and Governance Committee also adopted a fixed cap on the number of shares of the Company’s common stock that will be subject to the annual awards. If the fair market value of a share of the Company’s common stock on the applicable grant date is less than $10.00, then the target grant date value is divided by $10.00, rather than the fair market value of a share of the Company’s common stock, to determine the exact number of shares subject to each RSU award.

In June 2014 our then Chairman of the Board, H.K. Desai, passed away. Mr. Desai was also an employee of the Company and therefore did not receive any additional compensation or stock awards in connection with his serving as Chairman. After Mr. Desai’s passing, the Chairman position was assumed by Mr. Wells, an independent non-employee board member. In connection with appointing Mr. Wells to the position of Chairman, the Board reviewed applicable peer group data and determined that the $150,000 target grant date value set for annual grants to our non-employee directors generally was also an appropriate target grant date value for annual grants to any non-employee director serving as Chairman of the Board. As a result, the annual award for a non-employee Chairman of the Board is currently the same as the annual award for our other non-employee directors.

The director grant program also provides that grants made to non-employee directors upon their initial election or appointment to the Board are determined in a similar manner, with a target grant date value generally determined at the same percentile of the awards made by the compensation peer group to their newly elected or appointed non-employee directors that was used to determine the most recent annual awards to our non-employee directors. This value is then allocated so that 50% of the grant date value is delivered in the form of RSU awards and 50% of the grant date value is delivered in the form of stock options (instead of the allocation of 100% of the grant date value to RSU awards in the case of the annual awards). The fixed cap for annual awards described above is not applicable to new director grants.

The Company’s closing stock price on August 25, 2014 (the date of the 2014 Annual Meeting) was $8.94 so the fixed cap on annual award grants applied. The number of RSUs awarded to each director was determined by dividing the target date grant value of $150,000 by $10.00, for an award of 15,000 RSUs. Without the fixed cap, we would have divided the target date grant value of $150,000 by $8.94, for an award of 16,778 RSUs. Accordingly, at the 2014 Annual Meeting, we granted an award of 15,000 RSUs to each of Messrs. Iyer, Mercer, Wells and Zeitler, and to Ms. King, and an award of 2,690 RSUs to Mr. Dickson. Mr. Dickson was appointed to the Board on June 20, 2014 and was therefore eligible for a prorated equity grant at the 2014 Annual Meeting. In connection with his appointment to the Board, Mr. Dickson also received an award of 12,012 RSUs and an option to purchase 32,086 shares at a per share exercise price of $9.99.

The per share exercise price of each stock option granted to our non-employee directors equals the fair market value of a share of the Company’s common stock on the grant date. For these purposes, the fair market value is equal to the closing price of a share of the Company’s common stock on the applicable grant date. These stock options have maximum ten-year terms. RSU awards are settled upon vesting in an equivalent number of shares of the Company’s common stock. For awards made to non-employee directors upon their initial election or appointment to the Board, stock options and RSU awards generally vest in annual installments over a three-year period following the date the award is granted if the director is still a member of our Board on the applicable vesting date. For annual equity award grants to non-employee directors, RSU awards vest in full upon the earlier of (i) the day prior to the annual meeting of the Company’s stockholders that occurs in the calendar year following the calendar year in which the award is granted or (ii) the first anniversary of the date of grant. The Board or a designated committee of the Board has the discretion to modify the program for determining award grants for non-employee directors from time to time without stockholder approval.

The Nominating and Governance Committee has established target grant date values under the director grant program for grants of RSU awards to be made to our non-employee directors who are reelected at the 2015 Annual Meeting. The target grant date value for the awards to continuing non-employee directors is $150,000 (which was at the 50th percentile of the compensation peer group) and will be 100% in the form of RSU awards. The exact number of shares of the Company’s common stock to be subject to each RSU award will be determined based on the closing price of the Company’s common stock on the date of the 2015 Annual Meeting, subject to the fixed cap described above.

EXECUTIVE OFFICERS

The following table and paragraphs set forth the names of and certain information concerning our current executive officers:

Name	Position with QLogic	Age
Prasad L. Rampalli	Director, President and Chief Executive Officer	61
Jean Hu	Senior Vice President and Chief Financial Officer	52
Anthony E. Carrozza	Senior Vice President, Worldwide Sales	60
Milind A. Karnik	Senior Vice President, Global Engineering	55
Roger J. Klein	Senior Vice President and General Manager, Fibre Channel Products	64

For information on the business background of Mr. Rampalli, see “Proposal One — Election of Directors” above.

Ms. Hu joined us in April 2011 as Senior Vice President and Chief Financial Officer, and also served as our interim CEO from May 2013 to February 2014. Previously, Ms. Hu served as Chief Financial Officer and Senior Vice President, Business Development, of Conexant from December 2008 until April 2011. She also served as Treasurer of Conexant from June 2009 until April 2011. From February 2006 to December 2008, Ms. Hu served as Senior Vice President, Strategy and Business Development, and from February 2004 to February 2006, as Vice President, Strategy and Business Development, at Conexant. Prior to February 2004, Ms. Hu held various positions in financial planning, strategy and corporate development at Conexant and its predecessor company, Rockwell International Corporation.

Mr. Carrozza joined us in July 2014 as Senior Vice President, Worldwide Sales. Previously, he served as Executive Vice President of Worldwide Sales at Silicon Graphics International Corp. (“SGI”) from May 2013 to August 2013. Prior to that, Mr. Carrozza served as Executive Vice President of Field Operations at SGI from November 2011 to May 2013, and in various executive leadership positions overseeing SGI’s sales organization from March 2008 through November 2011. Prior to joining SGI, Mr. Carrozza was with Neterion, Inc. from December 2006 to February 2008 as Vice President, Sales. From June 1987 to December 2006, Mr. Carrozza was with Quantum Corporation (“Quantum”). When Mr. Carrozza left Quantum, he held the title of Senior Vice President, Worldwide Sales.

Mr. Karnik joined us in October 2014 as Senior Vice President, Global Engineering. Previously, he co-founded Argil Data Corp. in January 2013 and served as its Chief Executive Officer until September 2014. Prior to that, Mr. Karnik served as Senior Vice President at LSI Corporation (LSI) from December 2009 until October 2012, first overseeing worldwide engineering for LSI’s Storage Systems Business and then transitioning to the Foundation R&D organization within the Custom Silicon Division. Prior to joining LSI, Mr. Karnik was Vice President of Product Test at Dell Inc. from January 2007 to December 2009. Prior to 2007, Mr. Karnik spent over 20 years at Intel, most recently serving as the General Manager of the Platform Validation & Engineering group.

Mr. Klein joined us in February 2001 and has held a variety of field marketing and business unit marketing positions. He was promoted to Vice President, General Manager, Computer Systems Group, in August 2006, and to Senior Vice President and General Manager, Host Solutions Group, in May 2009, and has served as our Senior Vice President and General Manager, Fibre Channel Products, since June 2014. From 1997 to January 2001, Mr. Klein held various positions at CMD Technology, most recently as Vice President, Marketing. Prior to 1997, Mr. Klein held various positions at Unisys Corporation and Burroughs Corporation.

Code of Ethics

We have adopted and implemented a Business Ethics Policy (the “Code of Ethics”) that applies to all Company employees, officers and directors. The Code of Ethics operates as a tool to help our employees, officers and directors understand and adhere to the high ethical standards we expect. The Code of Ethics is available on our website at http://ir.qlogic.com. Stockholders may also obtain copies at no cost by writing to the Secretary of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our executive compensation program and key compensation actions and decisions for fiscal year 2015. The primary focus of this section of our proxy statement is to explain the compensation decisions that were made for fiscal year 2015 with respect to our executive officers identified in the Summary Compensation Table below (referred to in this proxy statement as the “named executive officers”).

Executive Summary

Compensation Philosophy

We believe that a significant portion of the compensation of our named executive officers should be directly tied to our performance. Short-term incentive award payments are determined based on achievement of financial goals for the fiscal year as well as performance objectives that we believe contribute to our longer-term success. Equity awards granted to our named executive officers align the interests of these executive officers with the interests of our stockholders as the ultimate value of the award depends on the value of the Company’s common stock.

Highlights of Fiscal Year 2015 Compensation Program

Our executive compensation program is designed to attract, retain and motivate a highly-skilled and dedicated management team to execute our business objectives. Key compensation decisions for fiscal year 2015 and important features of our executive compensation program include the following:

•

New Management Team.  Mr. Rampalli joined us as our new President and CEO on February 3, 2014, and three of our other named executive officers joined us during fiscal year 2015. Under Mr. Rampalli’s leadership, the Company delivered total shareholder return (“TSR”) of 15% for fiscal year 2015 (compared to TSR of the NASDAQ Composite Total Return Index of 18%) and 26% from February 3, 2014 (Mr. Rampalli’s first day of employment and the beginning date of the performance period for the new-hire market-based RSUs granted to Mr. Rampalli) through the end of fiscal year 2015 (compared to TSR of the NASDAQ Composite Total Return Index of 21%).

•

Emphasis on Performance-Based Equity Awards. The equity awards granted to each of the named executive officers in fiscal year 2015 (and, for Mr. Rampalli, the equity awards granted to him upon his joining the Company in February 2014) generally consisted of 50% time-based RSUs and 50% market-based RSUs (measured by number of shares). The market-based RSUs vest based on our TSR over a three-year period as compared with the TSR of the NASDAQ Composite Total Return Index for that period. However, no portion of the award will vest if the Company’s TSR underperforms the TSR of the NASDAQ Composite Total Return Index by more than 30 points. Vesting of the market-based RSUs is also subject to the executive’s continued employment with us through the third anniversary of the date of the award, and the time-based RSUs are subject to a four-year vesting schedule. The Compensation Committee believes that these equity awards are appropriate to provide performance and retention incentives to our executives and the fact that a portion of our equity awards is performance-based is consistent with good corporate governance and market practices. Mr. Rampalli received a new-hire equity award in February 2014 and was not eligible for a fiscal year 2015 equity award in May 2014.

•

Short-term Incentive Plan.   Short-term incentive award payments to the named executive officers are based on multiple performance objectives and are subject to maximum amounts that may be awarded to each executive officer. No bonuses are paid under the plan if threshold performance levels are not achieved. The fiscal year 2015 short-term incentive plan was divided into two performance periods, with each performance period consisting of two fiscal quarters. The Company achieved an overall performance score for the first performance period of 106.7% of target, and payouts to named executive officers ranged between 80% and 100% of the executive’s target incentive opportunity. The Company achieved an overall performance score of 105% of target for the second performance period and payouts to named executive officers ranged between 75% and 105% of the executive’s target incentive opportunity. The short-term incentive plan is designed with an overall funding limit that is equal to a percentage of non-GAAP earnings before interest and taxes as presented in the Company’s quarterly earnings releases, which resulted in plan funding less than the corresponding levels of achievement. We believe that the plan design and corresponding payout levels generally reflect performance during the performance periods and are consistent with our pay-for-performance philosophy.

•

Stock Ownership Guidelines.   Under our stock ownership guidelines, our CEO is required to own a minimum of three times his or her annual base salary in shares of the Company’s common stock, other named executive officers are required to own a minimum of one times their annual base salary in shares of the Company’s common stock and non-employee directors are required to own a minimum of three times their annual board retainer in shares of the Company’s common stock, in each case such ownership to be achieved over a five-year period. See “Board of Directors — Executive Officer and Director Stock Ownership Guidelines” for more information.

•

Change in Control Agreements. We maintain change in control severance agreements with our named executive officers which provide severance payments and benefits only on a “double trigger” basis (i.e. the occurrence of both a change of control and involuntary termination of the executive’s employment). The occurrence of a change in control alone does not trigger any benefits under these agreements.

•

No Tax Gross-Ups. None of our agreements with senior executives provide for tax gross-up payments for tax liabilities for parachute payments imposed under Sections 280G and 4999 of the Internal Revenue Code.

•

Compensation Recovery Policy. We maintain a compensation recovery (“clawback”) policy applicable to senior level employees, including our named executive officers, that permits us to recoup from culpable employees certain previously paid compensation in the event of a financial restatement.

•

Hedging/Pledging Policy. We have adopted a policy, as part of our insider trading policy, that prohibits officers and non-employee directors from engaging in puts, calls, derivative transactions, hedging and related transactions in the Company’s stock and limits pledging of Company stock. See “Board of Directors — Executive Officer and Director Stock Ownership Guidelines” for more information.

Fiscal Year 2015 Executive Compensation Decisions

New Management Team Members

Mr. Rampalli joined us on February 3, 2014 and during fiscal year 2015 we hired a number of new members of senior management, including the named executive officers described below. The Compensation Committee approved the compensation packages for each of these named executive officers.

Mr. Carrozza became the Company’s Senior Vice President, Worldwide Sales on July 3, 2014. He received an employment package that consisted of: (i) $345,000 annual base salary; (ii) target annual incentive opportunity equal to 80% of his base salary; (iii) a $75,000 relocation package; and (iv) an equity award consisting of 35,000 time-based RSUs and 35,000 market-based RSUs (assuming a target level of performance) under the Company’s FY2015 Market Stock Unit (“MSU”) Plan. The time-based RSUs vest in equal annual installments over four years. The market-based RSUs are earned based on the relative performance of the Company’s TSR to the TSR for the NASDAQ Composite Total Return Index over a three-year period, with the percentage of the target number of units that will be credited based on performance determined as described under “FY2015 MSU Plan” below under “Equity Awards.”

Mr. Houssein became the Company’s Senior Vice President and General Manager, Ethernet Products on July 28, 2014. He received an employment package that consisted of: (i) $325,000 annual base salary; (ii) target annual incentive opportunity equal to 65% of his base salary; (iii) a $20,000 sign-on bonus; (iv) a $75,000 relocation package; and (v) an equity award consisting of 35,000 time-based RSUs and 35,000 market-based RSUs (assuming a target level of performance) under the Company’s FY2015 MSU Plan. The time-based RSUs and the market-based RSUs are generally subject to the same terms as the grants to Mr. Carrozza described above. Mr. Houssein’s last day of employment with the Company was June 12, 2015.

Mr. Karnik became the Company’s Senior Vice President, Global Engineering on October 6, 2014. He received an employment package that consisted of: (i) $325,000 annual base salary; (ii) target annual incentive opportunity equal to 65% of his base salary; (iii) a $30,000 sign-on bonus; (iv) a $75,000 relocation package; and (v) an equity award consisting of 60,000 time-based RSUs. The time-based RSUs vest in equal annual installments over four years. Based on negotiations with Mr. Karnik and the foregone equity opportunity at his former employer, the Compensation Committee approved an equity award of only time-based RSUs for Mr. Karnik.

The above compensation packages were primarily the result of negotiations between the Company and the executive, considering, among other things, equity awards from the executive’s prior employer that the executive was surrendering by joining the Company. In considering each compensation package, the Compensation Committee considered information provided by its outside compensation consultant to develop a competitive compensation package appropriate for each of the senior executives described above. The Compensation Committee considered each of these data points in a compensation package for the above named executive officers and determined in its judgment that the final employment packages negotiated with the executives were reasonable and provided appropriate retention and performance incentives. The sign-on bonuses and relocation packages are both subject to repayment by each executive if he voluntarily terminates his employment or if he is terminated by us for cause within applicable periods.

Executive Compensation Programs

Under our fiscal year 2015 executive compensation program, our named executive officers received a base salary and were eligible to receive short-term incentive plan payments and equity awards.

Base Salary

Base salaries are used to attract, motivate and retain highly qualified executive officers. Base salary, which is determined by the level of responsibility, experience in the position, expertise of the executive officer, and competitive market conditions, is the primary fixed cash compensation component in the executive pay program.

In May 2014, the Compensation Committee decided to increase Ms. Hu’s fiscal year 2015 base salary by 4.7%. The increase positioned Ms. Hu’s base salary slightly above the market 50th percentile in recognition of the multiple contributions made and roles assumed by Ms. Hu. Mr. Rampalli’s base salary was unchanged from the level established when he joined the Company in February 2014. The base salaries paid to our named executive officers (including the named executive officers who joined the Company after May 2014 as described above under “New Management Team Members”) for fiscal year 2015 are set forth in the Summary Compensation Table below.

Short-term Incentive Plan

Our short-term incentive plan is a variable element of our executive compensation program designed to reward executives for achieving key operational and financial goals that we believe will provide the foundation for creating longer-term stockholder value. At the beginning of each year, the Compensation Committee approves specific performance goals for the upcoming year for purposes of our short-term incentive plan. The performance metrics for the fiscal year 2015 short-term incentive plan were revenue, non-GAAP operating margin and corporate goals as discussed below. Beginning in fiscal year 2015, the short-term incentive plan was divided into two performance periods, with the “first performance period” consisting of the first two quarters of the fiscal year and the “second performance period” consisting of the last two quarters of the fiscal year.

For fiscal year 2015 the Compensation Committee determined that no short-term incentives would be paid under the plan unless the Company achieved a threshold revenue goal for the applicable performance period. Payment of the incentive to the named executive officers for the first performance period was conditioned upon the Company achieving at least $216.5 million of revenue for that six-month period, and payment of the incentive to the named executive officers for the second performance period was conditioned upon the Company achieving at least $232.8 million of revenue for that six-month period. The Company’s actual revenue for the first and second performance periods was $247.0 million and $ 273.2 million, respectively, and, accordingly, the named executive officers were eligible to receive incentives for each performance period. Incentives under the short-term incentive plan for each executive were also capped at 150% of the executive’s target incentive opportunity, and the total incentive pool for all participants in the plan was also capped at 12% of the Company’s non-GAAP earnings before interest and taxes for the applicable performance period. For these purposes, non-GAAP earnings is calculated as the Company’s income from continuing operations as determined under generally accepted accounting principles, as adjusted to exclude certain items such as stock-based compensation expense, amortization of acquisition-related intangible assets and other charges. We believe that excluding these items is appropriate as they are not indicative of the Company’s on-going core operating performance.

The Compensation Committee approved a target incentive opportunity for each of the named executive officers for fiscal year 2015. The target incentive for each executive was as follows (expressed as a percentage of the executive’s base salary for the applicable performance period): Mr. Rampalli - 100%; Ms. Hu - 75%; Mr. Carrozza - 80%; Mr. Houssein - 65%; and Mr. Karnik - 65%. The Compensation Committee approved an increase in Ms. Hu’s target incentive from 65% to 75% of her base salary for fiscal year 2015 to move her target short-term incentive opportunity above the 50th percentile to reflect the broad scope of her responsibilities. The target incentives for each of the other named executive officers were established as part of their new-hire compensation packages. The incentive opportunities for Messrs. Carrozza, Houssein and Karnik, who each joined the Company during fiscal year 2015, were prorated based on the period the executive was employed by the Company during each performance period.

Under the fiscal year 2015 short-term incentive plan, 70% of the incentive opportunity was determined based on achievement of specified revenue and non-GAAP operating margin targets, while the remaining 30% of the incentive opportunity was determined by the Compensation Committee’s assessment of management’s achievement of certain corporate goals (identified below and referred to as “Company Goals”). For fiscal year 2015, the Company Goals comprised four major corporate initiatives: (i) successful integration and execution of the acquired Ethernet products (50% weighting of the total Company Goal incentive opportunity); (ii) Fibre Channel market share objectives (25% weighting); (iii) development of IO value-added services (15% weighting); and (iv) development of Q 2.0 strategy plan (10% weighting). Each short-term incentive metric was assigned a multiplier for under performance and over performance as follows (with the multiplier determined by linear interpolation for performance between the stated levels):

Performance Metric	Minimum (Multiplier)	Target (Multiplier)	Maximum (Multiplier)

Revenue	85% (0.33)	100% (1.00)	105% (1.5)

Non-GAAP Operating Margin %	75% (0.33)	100% (1.00)	110% (1.5)

Corporate Goals	75% (0.33)	100% (1.00)	125% (1.5)

In addition, the Compensation Committee retained discretion to evaluate (taking into account the recommendations of our CEO with respect to the named executive officers, other than himself) the relative contributions of each named executive officer in achieving the Company Goals and their individual contributions and achievements in their respective areas of influence and to adjust each executive’s incentive award based on its evaluation. The Compensation Committee’s assessment of each executive’s individual contribution in achieving the Company Goals and their individual contributions and achievements was subjective and not determined with reference to any specific performance goals.

The tables below set forth the revenue and non-GAAP operating margin goals approved by the Compensation Committee for each performance period, as well as the actual performance level achieved and resulting payout percentage for each metric and the incentive amount awarded to each executive for that period:

Short-term Incentive Plan Performance Metrics and Achievement – First Performance Period

Performance Metric	Weighting	Fiscal Year 2015 First Performance Period Achievement	Target/Actual
Revenue	35%	30.2%	$ 254.7M/$247.0M
Non-GAAP Operating Margin	35%	42.7%	17.5%/18.2%
Company Goals	30%	33.8%	N/A
Total	100%	106.7%	N/A

For the first performance period, the Compensation Committee evaluated the Company Goals and assigned the following levels of achievement: (i) successful integration and execution of the acquired Ethernet products (50% weighting of the total Company Goal incentive opportunity; 125% achievement); (ii) Fibre Channel market share objectives (25% weighting; 105% achievement); (iii) development of IO value-added services (15% weighting; 50% achievement); and (iv) development of Q 2.0 strategy plan (10% weighting; 100% achievement).

The overall short-term incentive plan performance for the first performance period as determined by the Compensation Committee was 106.7%. However, as noted above, the funding for all participants in the incentive plan for each performance period was limited by the Company’s non-GAAP earnings before interest and taxes for that period. Accordingly, funding of the incentive plan for the first performance period was reduced to 79.5% of the aggregate target incentive amount for all participants, including the named executive officers. Based on aggregate achievement levels for the first performance period for corporate performance described above (and the Compensation Committee’s assessment of individual performance), the Compensation Committee approved the following incentive awards to the named executive officers who participated for the first performance period:

Named Executive Officer	FY2015 First Performance Period Incentive Target	FY2015 First Performance Period Incentive Award	FY2015 First Performance Period Percentage of Target Awarded
Prasad L. Rampalli	$300,008	$260,000	87%
Jean Hu	$139,807	$139,800	100%
Anthony E. Carrozza	$ 65,817(1)	$ 52,655	80%
Ahmet D. Houssein	$ 36,563(2)	$ 29,250	80%

(1)

Mr. Carrozza joined the Company on July 3, 2014 and, as noted above, was awarded a fiscal 2015 incentive payment for the first performance period that was pro-rated based on the portion of the performance period he was with the Company.

(2)

Mr. Houssein joined the Company on July 28, 2014 and, as noted above, was awarded a fiscal 2015 incentive payment for the first performance period that was pro-rated based on the portion of the performance period he was with the Company.

Short-term Incentive Plan Performance Metrics and Achievement – Second Performance Period

Performance Metric	Weighting	Fiscal Year 2015 Second Performance Period Achievement	Target/Actual
Revenue	35%	34.7%	$ 273.8M/$273.2M
Non-GAAP Operating Margin	35%	52.5%	20.1%/22.6%
Company Goals	30%	17.8%	N/A
Total	100%	105.0%	N/A

For the second performance period, the Compensation Committee evaluated the Company Goals and assigned the following levels of achievement: (i) successful integration and execution of the acquired Ethernet products (50% weighting of the total Company Goal incentive opportunity; 115% achievement); (ii) Fibre Channel market share objectives (25% weighting; 0% achievement); (iii) development of IO value-added services (15% weighting; 100% achievement); and (iv) development of Q 2.0 strategy plan (10% weighting; 125% achievement).

The overall short-term incentive plan performance for the second performance period as determined by the Compensation Committee was 105%. However, based on the Company’s non-GAAP earnings before interest and taxes for that period, funding for the incentive plan for the second performance period was reduced to 96.5% of the aggregate target incentive amount for all participants. Based on aggregate achievement levels for the second performance period for corporate performance described above (and the Compensation Committee’s assessment of individual performance), the Compensation Committee approved the following incentive awards to the named executive officers who participated for the second performance period:

Named Executive Officer	FY2015 Second Performance Period Incentive Target	FY2015 Second Performance Period Incentive Award	FY2015 Second Performance Period Percentage of Target Awarded
Prasad L. Rampalli	$300,009	$315,000	105%
Jean Hu	$142,506	$150,000	105%
Anthony E. Carrozza	$138,004	$110,000	80%
Ahmet D. Houssein	$105,625	$ 79,000	75%
Milind A. Karnik	$101,563(1)	$102,000	100%

(1)

Mr. Karnik joined the Company on October 6, 2014 and, as noted above, was awarded a fiscal 2015 short-term incentive payment for the second performance period that was pro-rated based on the portion of the performance period he was with the Company.

Equity Awards

We believe equity awards are a key element of our executive compensation program because they align the interests of our executive officers with those of our stockholders. For our fiscal year 2015 annual equity awards, we granted a combination of market-based RSU awards and time-based RSU awards to our executive officers, which the Compensation Committee believes best supports the interests of our stockholders by balancing the dual objectives of long-term value creation for stockholders and retention of qualified key employees. In general, equity-based awards constitute the greatest portion of each named executive officer’s compensation opportunity with the Company.

We use time-based RSU awards because of their greater retentive value as they generally vest over a four-year period. Our market-based RSU awards are earned based on the relative TSR of the Company’s common stock compared to the TSR of the NASDAQ Composite Total Return Index over a specified period. The Compensation Committee believes this combination of time-based and market-based RSUs provide significant motivation for our executives to create value for our stockholders and opportunity to benefit from the value created. We believe this is an appropriate way to align the interests of our named executive officers with those of our stockholders in order to achieve and sustain long-term stock price growth.

In determining the annual equity grants each year, the Compensation Committee reviews equity award data presented by its outside compensation consultant for the peer group companies selected for that fiscal year. The peer companies used to assess compensation for fiscal year 2015 are identified below. The Compensation Committee determined that equity grants for senior level executives for fiscal year 2015 would generally be targeted at the 50th percentile of market for equity compensation awards and would generally be allocated as 50% market-based RSUs and 50% time-based RSUs (based on number of shares). The terms of the market-based RSUs awarded to the named executive officers in fiscal year 2015 are described in more detail under “FY2015 MSU Plan” below.

In May 2014, the Compensation Committee approved a fiscal year 2015 equity award to Ms. Hu. As noted above, Mr. Rampalli received equity awards in connection with his joining the Company in February 2014 and was not eligible for the May 2014 equity award. Messrs. Carrozza and Houssein each joined the Company in July 2014 and were granted equity awards on terms similar to the May 2014 grant to Ms. Hu. Upon joining the Company in October 2014, Mr. Karnik was granted an award of time-based RSUs. Based on negotiations with Mr. Karnik and the foregone equity opportunity at his former employer, the Compensation Committee approved an equity award of only time-based RSUs for Mr. Karnik.

The following table sets forth the number of market-based RSUs and time-based RSUs awarded to each of the named executive officers during fiscal year 2015, with the market-based RSUs presented based on the target number of shares subject to the award:

Named Executive Officer	FY2015 Market-Based RSU Awards	FY2015 Time-Based RSU Awards
	(#)	(#)
Prasad L. Rampalli	—	—
Jean Hu	28,400	28,400
Anthony E. Carrozza	35,000	35,000
Ahmet D. Houssein	35,000	35,000
Milind A. Karnik	—	60,000

FY2015 MSU Plan

In May 2014, the Compensation Committee approved the FY2015 MSU Plan for market-based RSUs. The market-based RSUs are earned based on the relative performance of the Company’s TSR to the TSR of the NASDAQ Composite Total Return Index over a three-year period (beginning on the first day of fiscal year 2015), with the percentage of the target number of units that will be credited based on performance determined as follows:

Metric:  Relative QLGC TSR vs. NASDAQ Composite Total Return Index TSR over three fiscal-year period

•	Target performance = QLGC TSR equal to NASDAQ Composite Total Return Index TSR

•	Under performance = award reduced at 2.5 to 1 rate
•	10 points of under performance = 75% payment
•	20 points of under performance = 50% payment
•	30 points of under performance = 25% payment
•	>30 points of under performance = 0% payment

•	Over performance = award increased at 2 to 1 rate
•	10 points of over performance = 120% payment
•	20 points of over performance = 140% payment
•	30 points of over performance = 160% payment
•	40 points of over performance = 180% payment
•	50 points of over performance = 200% payment
•	>50 points of over performance = 200% payment

These RSUs will be credited on a prorated basis for performance between the levels stated in the table above. For example, if the Company’s TSR level exceeded the TSR of the NASDAQ Composite Total Return Index by 15 points over the three-year performance period, the payout percentage for the award would be 130%. By contrast, if the Company’s TSR level were 15 points lower than the TSR of the NASDAQ Composite Total Return Index over the three-year performance period, the payout percentage for the award would be 62.5%.

None of the market-based RSUs will be eligible to vest if the Company’s TSR for the three-year period under performs the NASDAQ Composite Total Return Index TSR by more than 30 percentage points. The maximum number of RSUs that may vest is 200% of the target number of RSUs subject to the executive’s award. The market-based RSUs that are credited based on performance will vest after the end of the performance period on the later of (i) verification by the Compensation Committee of the actual performance level achieved and the corresponding payout percentage for the award and (ii) the third anniversary of the grant date of the award, subject to the executive’s continued employment with the Company through the vesting date.

In May 2013, Ms. Hu was granted a market-based RSU award under the FY2014 MSU Plan. The number of shares earned under the award was calculated by comparing the Company’s TSR with the TSR of the NASDAQ Composite Total Return Index over a two-year period. The end of the performance period was March 29, 2015, and in May 2015 the Compensation Committee approved the calculation of the number of market-based RSUs earned under the FY2014 MSU plan at 53% of target. This award vested 50% on the second anniversary of the grant date of the award, with the remaining 50% vesting in two equal annual installments on the third and fourth anniversaries of the grant date of the award.

Non-Qualified Deferred Compensation Plan

The Company maintains a Non-Qualified Deferred Compensation Plan (“NQDC Plan”) for the benefit of its executives. Under the NQDC Plan, select employees who satisfy certain eligibility requirements, including each of the named executive officers, may make annual irrevocable elections to defer a portion of their compensation to be earned during the following calendar year. The NQDC Plan does not provide for any discretionary Company contributions (matching or otherwise) to the plan. The Company believes that providing executive officers with deferred compensation opportunities is a cost-effective way to permit officers to receive potential tax benefits associated with delaying the income tax event on the deferred compensation (and investing the pre-tax compensation), even though the related income tax deduction for the Company is also deferred. The material terms of the NQDC Plan are described below under “Non-Qualified Deferred Compensation Plan – Fiscal Year 2015”.

401(k) Retirement Benefits

The Company provides retirement benefits to its executive officers under the terms of its tax-qualified 401(k) plan. The named executive officers participate in the plan on the same terms as the other participating employees.

Benefits and Perquisites

The benefits provided to each named executive officer in fiscal year 2015 are reported in the Summary Compensation Table below in accordance with the rules of the Securities and Exchange Commission. We generally do not provide material perquisites or other personal benefits to our executive officers. In connection with hiring certain executives and other key employees, we may provide sign-on bonuses and relocation packages to help induce these individuals to accept employment with us. We provided these benefits to each of the named executive officers (other than Ms. Hu) under their new-hire packages. In most cases, these amounts were treated as advances to the executive and are subject to repayment if the executive is terminated by us for cause or terminates employment with us voluntarily during a specified period (generally, a period of one or two years following the executive’s hire date). Thus, these sign-on bonuses and relocation benefits provide an additional retention incentive for the executive.

Post-Employment Obligations

The Company has change in control severance agreements with each of its named executive officers. These agreements provide severance benefits to these executives should their employment with us terminate in certain circumstances in connection with a change in control of the Company.

Should the possibility of a change in control of the Company arise, the Compensation Committee believes that certain executives may be called upon to assess the potential transaction, advise the Board as to whether the transaction would be in the best interests of the Company and its stockholders and take such other actions as the Board might determine to be appropriate in addition to their regular duties. We believe that it is imperative that the Company and the Board be able to rely upon these executive officers to continue in their positions and carry out their duties without concern that they might be distracted by the personal uncertainties and risks created by the possibility of a change in control.

As described in more detail below under “Potential Payments Upon Termination or Change in Control,” the severance payments and benefits under these agreements will be paid only if the executive officer’s employment is terminated by us without cause or by the executive officer with good reason during the period beginning six months before and ending 24 months after a change in control of the Company. These types of arrangements are often referred to as “double trigger” arrangements since both a change in control and a termination of employment must occur before any payment is due. We believe that it is appropriate, and serves the purpose of these agreements, to extend the protections provided by these benefits to employment terminations that occur a short time before a change in control, and/or occur as a result of materially adverse changes to the terms of the executive officer’s employment with the Company after a change in control.

These agreements do not entitle the executive to any tax gross-up payments from the Company. Instead, should any benefits payable to the executive in connection with a change in control of the Company be subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, the executive will be entitled to either payment of the benefits in full (but no gross-up payment) or a reduction in the benefits to the extent necessary to avoid triggering the excise tax, whichever would result in the executive receiving the greater benefit on an after-tax basis.

For additional detail on these agreements, see the section entitled “Potential Payments Upon Termination or Change in Control — Change in Control Severance Agreements” below.

QLogic’s Executive Compensation Procedures and Philosophy

Role of the Compensation Committee

The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation program and related policies and practices.

The Compensation Committee has the following primary responsibilities:

•	Review and approve on an annual basis the Company’s compensation strategy to help ensure that our executive officers are appropriately incentivized and rewarded based on their performance.

•	Review and approve on an annual basis executive compensation goals and objectives and evaluate performance in light of those goals and objectives.

•	Determine on an annual basis the amount, form and terms of compensation for the CEO of the Company.

•	Review and approve base salaries, annual incentives and other matters relating to compensation of the executive officers of the Company.

•	Review and approve grants of stock options, time-based RSU awards, market-based RSU awards and other equity incentives to our executive officers.

•	Review and approve grants of stock options, time-based RSU awards and other equity incentives to other eligible individuals in the Company’s service.

•	Review with the Board matters related to management performance, compensation and succession planning.

Executive Compensation Philosophy and Framework

Compensation Objectives

Our executive compensation program is designed to achieve four primary objectives:

•	Support a strong pay-for-performance culture, which provides compensation tied directly to achieving business objectives.

•	Attract, retain and motivate highly skilled executives who contribute to our long-term success.

•	Establish and reinforce the appropriate balance between achievement of short-term and long-term corporate goals.

•	Support long-term value creation for stockholders, by aligning the interests of our executive officers with the long-term interests of our stockholders.

We use a combination of base salary, annual incentive opportunity, and participation in our equity program to achieve these objectives.

Stockholder Say-on-Pay Vote

At our last annual stockholders’ meeting held in August 2014, over 90% of the votes cast on the proposal to approve the compensation of our named executive officers supported our executive compensation program. Based on this high level of support for our executive compensation program, the Compensation Committee did not change its general approach for fiscal year 2015. The Compensation Committee believes that our executive compensation program includes a number of features that further our compensation philosophy and reflect best practices in the market. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers.

Risk Considerations

The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Our executive compensation program reflects a balanced approach using both quantitative and qualitative assessments of performance without putting an undue emphasis on a single performance measure. Base salaries are fixed in amount and thus do not encourage risk taking. Annual incentive awards are based on achievement of multiple Company objectives as described above, and are subject to maximum payout amounts. The

Compensation Committee believes that the annual short-term incentive plan appropriately balances risk and the desire to focus employees on specific annual goals important to the Company’s success. The majority of the total compensation opportunity provided to our executive officers is in the form of equity awards. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company’s stock price, and because grants are subject to long-term vesting schedules to help ensure that executive officers always have significant value tied to long-term stock price performance. The Company’s current practice is generally to grant executive officers a combination of market-based RSU awards and time-based RSU awards. The Compensation Committee believes this mix provides an appropriate balance between the goals of increasing the price of the Company’s common stock (as the ultimate value of market-based RSU awards, if any, is tied to the performance of the Company’s common stock over a three-year period against the NASDAQ Composite Total Return Index) and avoiding risks that could threaten the Company’s growth and stability (as all of the RSU awards are exposed to decreases in the Company’s stock price). To further discourage our executive officers from taking risks that might have a significant negative impact on the long-term value of our common stock, we require our named executive officers to own a minimum number of shares of our common stock under our stock ownership guidelines described above (see “Board of Directors — Executive Officer and Director Stock Ownership Guidelines”) and have adopted a clawback policy that enables us to recoup payments under the annual short-term incentive plan from senior level employees as further described below (see “Other Compensation Considerations — Compensation Recovery (“Clawback”) Policy”). In addition, our insider trading policy prohibits our employees from engaging in hedging transactions with respect to common stock, or other equity awards for common stock, of the Company as further described above (see “Board of Directors — Executive Officer and Director Stock Ownership Guidelines”).

Process for Evaluating Executive Officer Performance and Compensation

In general, the process for making compensation decisions for named executive officers begins prior to the end of the Company’s fiscal year, which occurs on the Sunday closest to March 31. During February or March of each year, the Compensation Committee will work with its independent compensation consultant to define the scope of the consultant’s engagement and to discuss any changes in information being requested by the Compensation Committee. During April and early May of each year, the Company finalizes financial information for the just-completed fiscal year, and makes that information available to the Compensation Committee. During this same time period, the Compensation Committee receives competitive market data and reviews this data with its compensation consultant. The compensation consultant provides the Compensation Committee with a comparison of the current compensation (including base salary, annual incentives and equity) for each named executive officer to the market data. The Compensation Committee typically schedules a meeting in early May to review the Company’s actual performance against annual short-term incentive plan objectives, to discuss individual executive performance and to discuss short-term incentive plan payouts for the just-completed performance period, as well as any base salary or target annual cash incentive adjustments for the new fiscal year. The Compensation Committee also discusses equity awards that may be granted to named executive officers. An additional meeting is typically held at which the Compensation Committee makes final compensation decisions with respect to named executive officer compensation, including CEO compensation.

Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as analysis and input from, and comparable peer data provided by, the Compensation Committee’s independent compensation consultants. None of our executives has any role in establishing the compensation of our named executive officers, although the Compensation Committee does consider the recommendations of the CEO in setting compensation levels for the named executive officers other than the CEO.

For fiscal year 2015, the Compensation Committee retained Compensia Inc. (“Compensia”), a national consulting company, to provide independent advice and information relating to executive compensation. Compensia assisted the Compensation Committee in the evaluation of base salary, annual cash incentive and equity incentive levels for the named executive officers and other senior executives. Compensia reports directly to the Compensation Committee. From time to time, the Compensation Committee may direct its compensation consultant to work with our Human Resources Department on matters such as: (i) reviewing and/or recommending to the Compensation Committee the companies that will serve as the Company’s peer group for purposes of evaluating the Company’s executive compensation levels (as discussed below); (ii) analyzing our executive compensation programs and levels relative to our peer group companies; and (iii) advising on the design of cash-based incentives and equity awards for our executive officers. During fiscal year 2015, except for the consulting services provided to the Compensation Committee, Compensia did not perform any other services for the Company or its management, and the Compensation Committee has concluded that the services provided by Compensia did not raise any conflicts of interest.

Review of Competitive Market Data

For fiscal year 2015, the Compensation Committee examined the compensation practices of a peer group of technology companies identified below to assess the competitiveness of executive officer compensation practices and levels. This compensation peer group is collectively referred to in this discussion as the “market,” and the compensation decisions for any named executive officer based on the market are determined with reference to the compensation levels for similar positions in the market data. The fiscal year 2015 compensation peer group of companies included primarily semiconductor and storage device companies that the Compensation Committee considered similar to the Company in business strategy or represented business or labor market competitors, including both smaller and larger companies.

The peer companies used by the Compensation Committee for its comparisons in fiscal year 2015 were as follows:

Applied Micro Circuits Corporation	Aruba Networks, Inc.	Cavium, Inc.
Cirrus Logic, Inc.	Electronics For Imaging, Inc.	Emulex Corporation
Extreme Networks, Inc.	F5 Networks, Inc.	Fusion-IO, Inc.
Harmonic, Inc.	Infinera Corporation	Integrated Device Technology, Inc.
Mellanox Technologies, Ltd.	Microsemi Corporation	PMC-Sierra, Inc.
Quantum Corporation	Riverbed Technology, Inc.	Silicon Laboratories Inc.

The compensation peer group is reviewed annually by the Compensation Committee, with input from its independent compensation consultant, and adjustments are made as necessary to help ensure the group continues to properly reflect the market in which we compete for business or talent. For fiscal year 2015, the Compensation Committee updated the compensation peer group from the prior year to remove two companies (Intermec and STEC, Inc.) that were acquired during the prior year. The Compensation Committee added two companies (Cavium, Inc. and Cirrus Logic, Inc.) that satisfied the above described selection criteria and concluded that the revised compensation peer group included a sufficient number of companies for comparison purposes.

The Compensation Committee believes that the companies in the compensation peer group form a reasonable basis for evaluating executive officer compensation. The following chart reflects our ranking for three key metrics within the compensation peer group in May 2014, based on publicly available data at the time the peer group data was reviewed by the Compensation Committee:

Comparison Metric	QLogic Results	Peer Group Median	QLogic Percentile vs. Peers

Revenue (last four quarters)	$462M	$535M	29%
Net Income (last four quarters)	$58M	($14M)	78%
Market Capitalization	$1,065M	$1,599M	33%

Our strategy for executive officer compensation has been to examine the compensation provided by our peer group companies to similarly situated executives and generally to target the 50th percentile of the market for base salary and for total cash compensation (base salary plus short-term incentive). As noted above, for fiscal year 2015, we targeted the 50th percentile of market for equity compensation.

The Compensation Committee retains the discretion to approve compensation levels for individual executive officers above and below the target levels identified above, based on the Compensation Committee’s subjective assessment of the executive officer’s individual performance, experience in the position, and consistency of performance, as well as our financial and operational performance and internal equity considerations. In the case of newly-hired named executive officers, the Compensation Committee retains the flexibility to approve compensation above those levels based on its review of information provided by its compensation consultant and negotiations with individual executives.

Other Compensation Considerations

Stock Ownership Guidelines

The Compensation Committee has adopted stock ownership guidelines to further align the interests of our named executive officers and directors with the interests of our stockholders. Under our stock ownership guidelines, our CEO is to accumulate three times his or her annual base salary in shares of the Company’s common stock, other named executive officers are to accumulate one times their annual base salary in shares of the Company’s common stock and non-employee directors are to accumulate three times their annual board retainer in shares of the Company’s common stock, in each case over a five-year period. Please see “Board of Directors — Executive Officer and Director Stock Ownership Guidelines” above for more information.

Compensation Recovery (“Clawback”) Policy

We maintain a compensation recovery (“clawback”) policy that enables the Company to recoup payments under the annual short-term incentive plan to the extent that these payments were based on incorrect financial results that require a restatement of the Company’s financial statements from senior level employees whose fraud or misconduct was a material contributing factor to the financial restatement.

Hedging/Pledging Policy

As noted under “Board of Directors — Executive Officer and Director Stock Ownership Guidelines” above, the Company’s Insider Trading Policy restricts employees, executive officers and directors from engaging in the following activities with respect to the securities of the Company:

•

Hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential upside appreciation in the stock; or

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan without adequate financial resources to prevent a forced sale.

Tax Considerations

Federal income tax law prohibits the Company from deducting compensation paid to certain of our executive officers that exceeds $1 million during the tax year unless it is based on achieving pre-established performance measures that are set by the Compensation Committee pursuant to a plan approved by the Company’s stockholders (“performance-based compensation”).

While the Compensation Committee considers the deductibility of compensation paid to its named executive officers, the Compensation Committee retains the flexibility necessary to provide total compensation it believes is in line with competitive practice, our compensation philosophy, and the interests of stockholders. We therefore may pay compensation to our named executive officers that may not be deductible for federal income tax purposes. The stock options and market-based RSUs granted under our stock plan are intended to meet the criteria for performance-based compensation; however, time-based RSUs that are subject only to time-based vesting requirements generally do not satisfy those requirements. In any case, there can be no assurance that the compensation intended to qualify for deductibility under Section 162(m) awarded or paid by the Company will be fully deductible.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the four non-employee directors named at the end of this report, each of whom is independent as defined by The NASDAQ Stock Market listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee
Christine King, Chair
John T. Dickson
Balakrishnan S. Iyer
William M. Zeitler

The information contained in the above report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any future filing under the Securities Act of  1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal year 2015, except for Mr. Dickson, who was appointed to the Compensation Committee in November 2014. No member of the Compensation Committee is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has or had one or more executive officers who served as a director or member of the Compensation Committee during the fiscal year ended March 29, 2015.

SUMMARY COMPENSATION TABLE — FISCAL YEARS 2013, 2014 AND 2015

The following table presents information regarding compensation earned by or paid to our “named executive officers” for our fiscal years 2013, 2014 and 2015. The position set forth in the table for each person is his or her current position with us unless otherwise indicated.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Prasad L. Rampalli,	2015	600,018	—	—	—	575,000	—	248,048(4)	1,423,066
President and Chief	2014	92,310	250,000	6,202,500	—	81,000	—	14,726	6,640,536
Executive Officer

Jean Hu,	2015	376,417	—	537,896	—	289,800	—	3,126	1,207,239
Senior Vice	2014	363,002	413,000	1,141,763	—	236,000	—	6,005	2,159,770
President and	2013	347,936	—	496,916	238,784	137,000	—	3,805	1,224,441
Chief Financial Officer

Anthony E. Carrozza,	2015	254,776	—	671,650	—	162,655	—	22,394(5)	1,111,475
Senior Vice President,
Worldwide Sales

Milind A. Karnik,	2015	156,250	30,000(6)	697,800	—	102,000	—	78,801(7)	1,064,851
Senior Vice President,
Global Engineering

Ahmet D. Houssein,	2015	218,750	20,000(8)	500,500	—	108,250	—	74,978(9)	922,478
Former Senior Vice
President and General
Manager, Ethernet
Products*

*

Mr. Houssein’s last day of employment with the Company was June 12, 2015. For a description of his separation and release agreement with the Company, please see the “Potential Payments Upon Termination or Change in Control” section below.

(1)

The amounts reported in Columns (e) and (f) of the table above for each fiscal year represent the fair value on the grant date of the stock awards and option awards, respectively, granted to our named executive officers during that fiscal year. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in Columns (e) and (f), please see the discussion of stock awards contained under the section entitled “Stock-Based Compensation — Stock-Based Compensation Expense” on page 57 of our Annual Report on Form 10-K for fiscal year 2015 filed with the SEC on May 26, 2015 (or, for awards granted in prior fiscal years, the corresponding section of the Form 10-K for that year).

(2)

The Compensation Committee granted RSU awards that were subject to performance-based and/or market-based vesting conditions to certain named executive officers during fiscal years 2013, 2014 and 2015. The amounts reported in the “Stock Awards” column of the table above include the grant date fair value of these performance-based and/or market-based awards based on the probable outcome (determined as of the grant date in accordance with applicable accounting rules) of the performance-based and/or market-based conditions applicable to the awards. The following tables set forth for these performance-based and/or market-based awards the amounts reported in the “Stock Awards” column above for the applicable fiscal year and the value of these awards on the grant date if one assumes that the highest level of performance conditions is achieved:

Name	Grant Date Fair Value (Based on Probable Outcome) ($)	Value of Award on Grant Date Assuming Maximum Performance is Achieved ($)	Grant Date Fair Value (Based on Probable Outcome) ($)	Value of Award on Grant Date Assuming Maximum Performance is Achieved ($)	Grant Date Fair Value (Based on Probable Outcome) ($)	Value of Award on Grant Date Assuming Maximum Performance is Achieved ($)
	Fiscal Year 2013		Fiscal Year 2014		Fiscal Year 2015
Prasad L. Rampalli	N/A	N/A	3,365,000	5,675,000	N/A	N/A
Jean Hu	215,761	317,858	223,262	417,993	258,440	558,912
Anthony E. Carrozza	N/A	N/A	N/A	N/A	314,300	714,700
Milind A. Karnik	N/A	N/A	N/A	N/A	N/A	N/A
Ahmet D. Houssein	N/A	N/A	N/A	N/A	189,350	622,300

(3)

This column includes life insurance premiums and contributions to the QLogic Corporation Retirement Savings Plan (401(k) Plan) paid by the Company with respect to the named executive officer, and for fiscal year 2015, includes: (a) life insurance premiums paid by the Company in the amount of $3,564 for Mr. Rampalli, $877 for Ms. Hu, $1,753 for Mr. Carrozza, $555 for Mr. Karnik and $1,174 for Mr. Houssein; and (b) 401(k) Plan contributions made by the Company in the amount of $3,462 for Mr. Rampalli, $2,249 for Ms. Hu, $6,149 for Mr. Carrozza, $3,725 for Mr. Karnik and $4,960 for Mr. Houssein.

(4)

In addition to the amounts identified in footnote (3) above, this amount includes the payment by the Company of relocation expenses for Mr. Rampalli in the amount of $241,022. The relocation expenses are treated as an advance from the Company, 1/24th of which is forgiven upon completion of each subsequent month’s service. The advance will be forgiven in its entirety if Mr. Rampalli’s employment is terminated by the Company without cause; however, Mr. Rampalli will repay any remaining unforgiven amount of the advance should his employment be terminated by the Company for cause, or he terminates his employment voluntarily, at any time during his first two years of employment.

(5)

In addition to the amounts identified in footnote (3) above, this amount includes the payment by the Company of relocation expenses for Mr. Carrozza in the amount of $14,492. The relocation expenses are treated as an advance from the Company, 1/24th of which is forgiven upon completion of each subsequent month’s service. The advance will be forgiven in its entirety if Mr. Carrozza’s employment is terminated by the Company without cause; however, Mr. Carrozza will repay any remaining unforgiven amount of the advance should his employment be terminated by the Company for cause, or he terminates his employment voluntarily, at any time during his first two years of employment.

(6)

This amount represents a sign-on bonus received by Mr. Karnik in connection with joining the Company in October 2014. This bonus must be repaid to the Company in the event that during Mr. Karnik’s first year of employment he voluntarily terminates his employment or his employment is terminated by the Company for cause.

(7)

In addition to the amounts identified in footnote (3) above, this amount includes the payment by the Company of relocation expenses for Mr. Karnik in the amount of $74,521. The relocation expenses are treated as an advance from the Company, 1/24th of which is forgiven upon completion of each subsequent month’s service. The advance will be forgiven in its entirety if Mr. Karnik’s employment is terminated by the Company without cause; however, Mr. Karnik will repay any remaining unforgiven amount of the advance should his employment be terminated by the Company for cause, or he terminates his employment voluntarily, at any time during his first two years of employment.

(8)	This amount represents a sign-on bonus received by Mr. Houssein in connection with joining the Company in July 2014.

(9)	In addition to the amounts identified in footnote (3) above, this amount includes the payment by the Company of relocation expenses for Mr. Houssein in the amount of $68,844.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our named executive officers for fiscal year 2015. The Summary Compensation Table includes fiscal year 2013 and 2014 information for those named executive officers who were also named executive officers in fiscal years 2013 or 2014. The primary elements of each named executive officer’s total compensation reported in the table for fiscal year 2015 are base salary, an annual cash incentive, and long-term equity incentives consisting of RSU awards. Our named executive officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in footnotes (3), (4), (5), (7) and (9) to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in Fiscal Year 2015” table below, and the accompanying description of the material terms of the RSU awards granted in fiscal year 2015, provide information regarding the equity awards granted to our named executive officers in fiscal year 2015. The “Outstanding Equity Awards at End of Fiscal Year 2015” and “Option Exercises and Stock Vested — Fiscal Year 2015” tables below provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2015

The following table sets forth information regarding the plan-based awards that we granted during fiscal year 2015 to each of our named executive officers.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Potential Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units (#)	Underlying Options (#)	Option Awards ($/Sh)	Option Awards ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Prasad L. Rampalli	N/A	—	600,017	900,025	—	—	—	—	—	—	—
Jean Hu	N/A	—	282,313	423,469	—	—	—	—	—	—	—
	5/22/2014	—	—	—	—	—	—	28,400	—	—	279,456
	5/22/2014	—	—	—	7,100	28,400	56,800	—	—	—	258,440
Anthony E. Carrozza	N/A	—	203,821	305,732	—	—	—	—	—	—	—
	7/10/2014	—	—	—	—	—	—	35,000	—	—	357,350
	7/10/2014	—	—	—	8,750	35,000	70,000	—	—	—	314,300
Milind A. Karnik	N/A	—	101,563	152,344	—	—	—	—	—	—	—

	11/13/2014	—	—	—	—	—	—	60,000	—	—	697,800
Ahmet D. Houssein	N/A	—	142,188	213,281	—	—	—	—	—	—	—
	8/26/2014	—	—	—	—	—	—	35,000	—	—	311,150
	8/26/2014	—	—	—	8,750	35,000	70,000	—	—	—	189,350

(1)

The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For the assumptions and methodologies used to value the awards reported in Column (l), please see footnote (1) to the Summary Compensation Table.

Description of Plan-Based Awards

Each of the equity awards reported in the “Grants of Plan-Based Awards in Fiscal Year 2015” table above was granted under, and is subject to, the terms of the 2005 Plan, except for Mr. Karnik’s equity award, which was granted under, and is subject to, the terms of the QLogic Corporation 2014 New-Hire Performance Incentive Plan (the “New-Hire Plan”). For more information on the New-Hire Plan, please see “Equity Compensation Plan Information” on pages 44-46 below. The material terms of the non-equity incentive plan awards reported in the table are described in the “Compensation Discussion and Analysis” above.

The Compensation Committee administers the 2005 Plan and the New-Hire Plan. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plans are generally only transferable to a beneficiary of a named executive officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan documents, are not made for value.

If a change in control of the Company occurs (as determined under the 2005 Plan or the New-Hire Plan, as applicable), each named executive officer’s outstanding awards granted under the applicable plan will generally only become fully vested if (i) the Company dissolves or does not survive as a public company after the change in control transaction and (ii) the Compensation Committee does not provide for the substitution, assumption, exchange or other continuation of the outstanding awards. Any options that become vested in connection with a change in control of the Company generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the transaction. In addition, each of our named executive officers may be eligible to receive accelerated vesting of his or her outstanding equity awards upon a termination of employment in connection with a change in control of the Company. The terms of this accelerated vesting are described below under “Potential Payments Upon Termination or Change in Control” below.

Each equity award reported in the table above was a grant of RSUs. Each of the time-based RSU awards (Column (i)) is subject to a four-year vesting schedule, with 25% of the total number of shares of the Company’s common stock subject to the RSU awards vesting on each of the first, second, third and fourth anniversaries of the date of grant, in each case subject to the named executive officer’s continued employment with, or service to, the Company through the vesting date. The market-based RSU awards granted to Messrs. Carrozza and Houssein and to Ms. Hu (Column (g)), have a three-year vesting schedule, with 100% of the total number of shares of the Company’s common stock subject to the RSU awards vesting on the third anniversary of the date of grant, with vesting determined based on the Company’s relative TSR against the TSR for the NASDAQ Composite Total Return Index for the three-year performance period of the award and subject to the named executive officer’s continued employment with, or service to, the Company through the vesting date.

Upon vesting, the Company will deliver to the named executive officer a number of shares of the Company’s common stock equal to the number of units specified in the RSU award that have vested on the applicable vesting date, less any shares of common stock that may be withheld to satisfy the related minimum tax withholding obligations. The unvested portion of any RSU award will immediately terminate upon a termination of the named executive officer’s employment, subject to any accelerated vesting that may apply if the executive’s employment terminates in connection with a change in control of the Company.

OUTSTANDING EQUITY AWARDS AT END OF FISCAL YEAR 2015

The following table presents information regarding the outstanding equity awards held by each of our named executive officers at the end of fiscal year 2015, including the vesting schedules for the portions of these awards that had not vested as of that date. The market-based RSU awards in column (h) are presented based on the target number of shares subject to the award.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)*	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)*
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Prasad L. Rampalli	—	—	—	—	187,500(3)	2,688,750	250,000(4)	3,585,000
Jean Hu	93,750	6,250 (1)	17.91	4/24/21	3,250(1)	46,605	28,400(12)	407,256
	30,800	14,000 (2)	13.85	5/23/22	1,250(5)	17,925
					7,650(6)	109,701
					1,530(7)	21,940
					31,200(8)	447,408
					14,597(9)	209,321
					32,025(10)	459,239
					28,400(11)	407,256
Anthony E. Carrozza	—	—	—	—	35,000(13)	501,900	35,000(14)	501,900
Milind A. Karnik	—	—	—	—	60,000(15)	860,400	—	—
Ahmet D. Houssein	—	—	—	—	35,000(16)	501,900	35,000(17)	501,900

*

The dollar amounts shown in Columns (g) and (i) are determined by multiplying (x) the number of shares or units reported in Columns (f) and (h), respectively, by (y) $14.34 (the closing price of our Common Stock on the last trading day of fiscal year 2015).

(1)	The unvested portion of these awards is scheduled to vest on April 25, 2015.

(2)	The unvested portion of this award is scheduled to vest in five quarterly installments, commencing on May 24, 2015.

(3)	The unvested portion of this award is scheduled to vest in three annual installments commencing on February 3, 2016.

(4)

This award is scheduled to vest in its entirety on February 3, 2017. This RSU award is subject to market-based vesting requirements and was granted by the Compensation Committee on February 3, 2014 with a three-year performance period measured from the date of grant.

(5)

The unvested portion of this award is scheduled to vest on May 26, 2015. This RSU award was subject to performance-based vesting requirements and was granted by the Compensation Committee on May 26, 2011. The number in the table above is presented after giving effect to the Compensation Committee’s determination in May 2012 as to the RSUs that are eligible to vest based on the Company’s performance for the applicable period.

(6)	The unvested portion of this award is scheduled to vest in two annual installments commencing on May 24, 2015.

(7)

The unvested portion of this award is scheduled to vest in two annual installments commencing on May 24, 2015. This RSU award was subject to performance and market-based vesting requirements and was granted by the Compensation Committee on May 24, 2012. The number in the table above is presented after giving effect to the Compensation Committee’s determination in May 2013 as to the RSUs that are eligible to vest based on the Company’s performance for the applicable period.

(8)	The unvested portion of this award is scheduled to vest in three annual installments commencing on June 6, 2015.

(9)

This award is scheduled to vest as to 50% on June 6, 2015 and as to the remaining 50% in two annual installments thereafter. This RSU award is subject to market-based vesting requirements and was granted by the Compensation Committee on June 6, 2013 with a two-year performance period which ended on March 29, 2015. The number in the table above is presented after giving effect to the Compensation Committee’s determination in May 2015 as to the RSUs that are eligible to vest based on the Company’s performance for the applicable period.

(10)	The unvested portion of this award is scheduled to vest in three annual installments commencing on December 4, 2015.

(11)	This award is scheduled to vest in four annual installments commencing on May 22, 2015.

(12)

This award is scheduled to vest in its entirety on May 22, 2017. This RSU award is subject to market-based vesting requirements and was granted by the Compensation Committee on May 22, 2014 with a three-year performance period measured from the first day of QLogic’s fiscal 2015.

(13)	This award is scheduled to vest in four annual installments commencing on July 10, 2015.

(14)

This award is scheduled to vest in its entirety on July 10, 2017. This RSU award is subject to market-based vesting requirements and was granted by the Compensation Committee on July 10, 2014 with a three-year performance period measured from the first day of QLogic’s fiscal 2015.

(15)	This award is scheduled to vest in four annual installments commencing on November 13, 2015.

(16)	This award is scheduled to vest in four annual installments commencing on August 26, 2015.

(17)

This award is scheduled to vest in its entirety on August 26, 2017. This RSU award is subject to market-based vesting requirements and was granted by the Compensation Committee on August 26, 2014 with a three-year performance period measured from the first day of QLogic’s fiscal 2015.

OPTION EXERCISES AND STOCK VESTED — FISCAL YEAR 2015

The following table presents information regarding the exercise of stock options by named executive officers during fiscal year 2015 and the vesting during fiscal year 2015 of other stock awards previously granted to the named executive officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Prasad L. Rampalli	—	—	62,500	835,000
Jean Hu	—	—	30,164	325,818
Anthony E. Carrozza	—	—	—	—
Milind A. Karnik	—	—	—	—
Ahmet D. Houssein	—	—	—	—

(1)

The value realized on vesting is calculated based on the closing price of the Company’s common stock on the date that the stock awards vest (or if the markets are closed on the date that the awards vest, the closing price of the Company’s common stock on the most recent day that the markets were open) multiplied by the number of shares of the Company’s common stock that vest.

NON-QUALIFIED DEFERRED COMPENSATION PLAN — FISCAL YEAR 2015

The Company maintains a Non-Qualified Deferred Compensation Plan (“NQDC Plan”), which became effective August 1, 2014, for the benefit of its executives. Under the NQDC Plan, select employees who satisfy certain eligibility requirements, including each of the named executive officers, may make annual irrevocable elections to defer up to 80% of their base salary and bonus (including cash compensation earned under any Company incentive plans) to be earned during the following fiscal year. The NQDC Plan does not provide for Company contributions to the plan.

No named executive officers made contributions to the Company’s NQDC Plan in fiscal year 2015 or had any account balance under the NQDC as of the last day of fiscal year 2015, and therefore the table that typically accompanies this “Non-Qualified Deferred Compensation Plan – Fiscal Year 2015” section has been omitted. Certain named executive officers participated in the Company’s NQDC Plan during fiscal year 2015, however, the first deferrals under the NQDC Plan will not occur until fiscal year 2016.

Account balances under the NQDC Plan are credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by the Company. Participants are at all times 100% vested in the amounts credited to their deferral accounts with respect to their deferrals. Participants will be eligible to receive distributions of the amounts credited to their accounts at or after their termination of employment, retirement, disability, death, change in control of the Company or upon another previously determined scheduled distribution date, in a lump sum or installments pursuant to elections made under the rules of the NQDC Plan. For the named executive officers, Section 409A of the Code requires that distributions that are triggered by separation from service may not occur earlier than the named executive officer’s death or six months following the named executive officer’s termination of employment. The NQDC Plan is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the NQDC Plan.

Potential Payments Upon Termination or Change in Control

The following section describes the payments and benefits that may become payable to certain named executive officers in connection with a termination of their employment with QLogic or a change in control of the Company. As prescribed by the SEC’s rules, in calculating the amount of any potential payments to the named executive officer under the arrangements described below, we have assumed that the applicable triggering event (i.e., termination of employment and change in control of the Company) occurred on the last business day of fiscal year 2015 and that the price per share of our common stock is equal to the closing price as of that date. In addition to the benefits described below, upon a named executive officer’s retirement or other termination of employment or certain changes in control of the Company, the named executive officer may receive a payout of his or her nonqualified deferred compensation balance under the Company’s NQDC Plan (unless the officer has elected to receive his or her account balance in installments). Please see the discussion above under “Non-qualified Deferred Compensation Plan – Fiscal Year 2015” for a description of these deferred compensation payments.

In the event of a termination of employment other than in connection with a change in control of the Company, named executive officers may be eligible to receive severance as determined on a case-by-case basis. Final determination of any severance paid to a named executive officer is made by the Compensation Committee.

Change in Control Severance Agreements

We are party to Change in Control Severance Agreements with each of our named executive officers (the “Change in Control Severance Agreement”).

Under the Change in Control Severance Agreement, in the event that the Company terminates the executive officer’s employment without cause or in the event that the executive terminates his or her employment for good reason, in either case within 6 months before or 24 months after a change in control of the Company, the executive would be entitled to receive a cash lump sum payment equal to (i) the sum of the executive’s annual base salary and the greater of the executive’s maximum annual cash bonus for the year in which the termination occurs or the highest annual bonus paid to the executive for any one of the three preceding fiscal years, multiplied by (ii) a specified multiplier (for Mr. Rampalli, the specified multiplier is two; for Ms. Hu, the specified multiplier is one and one half; and for Messrs. Carrozza, Houssein and Karnik, the specified multiplier is one). For these purposes, the terms “cause,” “good reason” and “change in control” are defined in the Change in Control Severance Agreement. In addition, the Company will pay or reimburse the executive for the cost of the premiums charged to continue the executive’s and his or her dependents’ health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA) for up to a specified period of time following the termination (for Mr. Rampalli, the specified period of time is two years; for Ms. Hu and Messrs. Carrozza, Houssein and Karnik, the specified period of time is one year). Any stock option or other equity-based award granted by the Company to the executive, to the extent then outstanding and not otherwise vested, will generally become fully vested in connection with such termination from employment. The Change in Control Severance Agreement typically has a two-year term and will automatically extend for one additional year on the anniversary of the effective date of the agreement, unless the Compensation Committee notifies the executive that the agreement will not be extended.

Under the Change in Control Severance Agreement, the executive is not entitled to any tax gross-up payments from the Company. Instead, should any benefits payable to the executive in connection with a change in control of the Company be subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code of 1986, the executive will be entitled to either payment of the benefits in full (but no gross-up payment) or a reduction in the benefits to the extent necessary to avoid triggering the excise tax, whichever would result in the executive receiving the greater benefit on an after-tax basis.

The following table presents the Company’s estimate of the amount of the severance payments and benefits to which each named executive officer would be entitled under his or her Change in Control Severance Agreement if his or her employment terminated under the circumstances described above in connection with a change in control of the Company, and assuming for purposes of this illustration that the termination of employment occurred on March 29, 2015.

Name	Cash Severance ($)	Continuation of Health Benefits ($)	Equity Acceleration ($)(1)	Total ($)
Prasad L. Rampalli	3,000,086	52,761	6,273,750	9,326,597
Jean Hu	1,205,228	14,485	2,133,511	3,353,224
Anthony E. Carrozza	650,742	18,897	1,003,800	1,673,439
Milind A. Karnik	477,344	19,024	860,400	1,356,768
Ahmet D. Houssein	538,281	17,668	1,003,800	1,559,749

(1)

This column reports the intrinsic value of the unvested portions of each executive officer’s outstanding equity awards that would accelerate in these circumstances. For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company’s common stock on March 27, 2015 ($14.34 per share) exceeds the exercise price of the option by the number of shares of the Company’s common stock subject to the accelerated portion of the option. For RSU awards, this value is calculated by multiplying the closing price of the Company’s common stock on

March 27, 2015 by the number of units subject to the accelerated portion of the award. As noted above under “Description of Plan-Based Awards,” equity awards granted under our 2005 Plan and New-Hire Plan may also accelerate in connection with a change in control if the Compensation Committee does not provide for the substitution, assumption, exchange or other continuation of the awards.

Severance Agreements

Ahmet D. Houssein

Ahmet D. Houssein’s last day of employment with the Company was June 12, 2015. He served as the Company’s Senior Vice President and General Manager, Ethernet Products. In connection with his departure, Mr. Houssein entered into a General Release Agreement with the Company. Under the release agreement, Mr. Houssein received a lump sum payment of $325,000 and a lump sum payment of $18,896.64 as reimbursement by the Company for 12 months of his COBRA premiums. The agreement also included a release by Mr. Houssein of any claims against the Company.

PROPOSAL NO. 2

AMENDMENT TO THE QLOGIC CORPORATION

1998 EMPLOYEE STOCK PURCHASE PLAN

We are asking you to approve an amendment to our 1998 Employee Stock Purchase Plan, as amended (the “ESPP”), which was adopted by the Board on May 28, 2015, subject to stockholder approval. The proposed amendment would increase the number of shares of our common stock available for issuance under the ESPP by an additional 4,000,000 shares.

The Board of Directors believes this amendment is necessary to help ensure a sufficient reserve of common stock remains available for issuance under the ESPP to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. If stockholders do not approve the ESPP proposal, the existing share limit for the ESPP will remain in effect.

Summary Description of the 1998 Employee Stock Purchase Plan

The following is a summary of the principal features of the ESPP, as amended by the Board on May 28, 2015. This summary, however, does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by the full text of the attached amended and restated ESPP, which has been filed as Exhibit A to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s Web site at http://www.sec.gov. A copy of the amended and restated version of the ESPP document may also be obtained without charge by writing the Secretary of the Company at our principal executive office.

Overview.   The ESPP was initially established on April 9, 1998 and was approved by our stockholders on August 27, 1998. The ESPP was amended and restated in its entirety, most recently on May 28, 2015. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. It provides each of our eligible employees with an opportunity to purchase shares of common stock through accumulated payroll deductions in each purchase period in which he or she participates.

Offering Periods and Purchase Dates.   Shares of common stock are offered under the ESPP through a series of offering periods. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on the last day of each offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations.

The price paid for the purchase of stock is 85% of the lower of (a) the fair market value of our common stock at the beginning of the offering period or (b) the fair market value of our common stock at the end of the offering period. On June 25, 2015, the closing price of our common stock as reported on The NASDAQ Stock Market was $15.27.

Participants in the ESPP generally may not accrue rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Internal Revenue Code) of the Company and its subsidiaries at a rate exceeding $25,000 (based on the fair market value of the stock at the beginning of the applicable offering period) for each calendar year in which the purchase right is outstanding. In addition, an employee will not be permitted to purchase more than 10,000 shares during any offering period.

Currently, a maximum of 9,000,000 shares of our common stock may be delivered pursuant to purchase rights granted under the ESPP. If stockholders approve the ESPP proposal, this share limit will be increased to 13,000,000 shares (an increase of 4,000,000 shares). This share limit is subject to customary adjustments in the case of stock splits, reorganizations, mergers and other similar unusual or extraordinary corporate events. As of June 25, 2015, 1,471,223 shares remained available for issuance under the ESPP, and the Company had a total of 87,878,127 shares of common stock issued and outstanding. The 4,000,000 additional shares that could be issued under the proposed increase in the ESPP share limit, plus the 1,471,223 shares that remained available for issuance under the ESPP as of June 25, 2015, equal approximately 6.2% of the Company’s total issued and outstanding shares of common stock as of that date.

Eligibility and Participation.   All persons who are employed by the Company or designated subsidiaries on a given enrollment date, including officers and employee directors, and who are customarily employed by the Company for at least 20 hours per week and more than 5 months per calendar year are eligible to participate in the ESPP. An eligible employee may become a participant by completing a stock purchase agreement authorizing payroll deductions and filing it with the Company’s payroll office prior to the applicable enrollment date. Payroll deductions are generally limited to 10% of each participant’s compensation, and a participant generally may elect to increase, decrease or terminate his or her contributions one time during a purchase period. Participation ends automatically on termination of employment.

As of June 25, 2015, 915 employees, including officers and employee directors, are eligible to participate in the ESPP. No employee can participate in the ESPP if after entering the offering period, he or she would be deemed to own stock of the Company possessing more than five percent of the total combined voting power of all of the Company’s outstanding stock.

Transfer Restrictions.   A participant’s rights with respect to purchase rights under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration, Amendment and Termination of the Plan.   The ESPP is administered by the Board of Directors or by a committee appointed by the Board of Directors. Currently, the Compensation Committee administers the ESPP. The Board of Directors may at any time and for any reason terminate or amend the ESPP. Except as provided in the ESPP, no termination can affect purchase rights previously granted, nor may any amendment make any change in any purchase right already granted which adversely affects the rights of any participant. Stockholder approval may be required for certain amendments in order to comply with the federal securities or tax laws, or any other applicable law or regulation. Unless terminated sooner, the ESPP will terminate on May 23, 2023.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of the ESPP and does not attempt to describe all possible federal or other tax consequences of particular or unique circumstances. State, local and foreign tax treatment, which is also not described below, may vary from the U.S. federal income tax treatment. All eligible employees are advised to consult their own tax advisors concerning the tax implications of participating in the ESPP and of selling stock acquired under the ESPP.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP purchase rights. The Company will have no tax deduction with respect to either of those events.

The tax consequences of a disposition of shares acquired under the ESPP vary depending on the period of time such stock is held before its disposition. If a participant disposes of shares within two years after the beginning of the offering period in which the shares are acquired or within one year after the purchase date on which the shares are acquired (a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Any additional gain or resulting loss recognized by the participant from the disposition of the shares will receive capital gain or loss treatment.

If the participant disposes of shares more than two years after his or her entry date into the offering period in which the shares are acquired and more than one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (a) the amount by which the fair market value of the shares on the date of disposition exceeded the purchase price and (b) the amount by which the fair market value of the shares on the first date of the offering period exceeded the purchase price. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.

A capital gain or loss will generally be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less.

If the participant disposes of the shares in a disqualifying disposition, the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder. In all other cases, no deduction is allowed by the Company.

New Plan Benefits

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. If the amended and restated version of the ESPP had been in effect for fiscal year 2015, we do not expect that the number of shares purchased by participants in the plan during that year would have been materially different than the number of shares purchased as set forth in the table below.

The closing market price of a share of the Company’s common stock as of June 25, 2015 was $15.27 per share, and the Company’s total number of issued and outstanding shares of common stock on that date was 87,878,127.

As of June 25, 2015, 7,528,777 shares of our common stock had been purchased under the ESPP. The following number of shares have been purchased by the persons and groups identified below:

Aggregate Past Purchases Under the 1998 Employee Stock Purchase Plan

Name and Position	Aggregate Number of Shares Purchased Under the Plan in Fiscal Year 2015	Aggregate Number of Shares Purchased Under the Plan in All Completed Purchase Periods Through June 25, 2015
Executive Group:
Prasad L. Rampalli	3,449	4,347
Director, President and Chief Executive Officer

Jean Hu	—	686
Senior Vice President and Chief Financial Officer

Anthony E. Carrozza	1,460	1,976
Senior Vice President, Worldwide Sales

Milind A. Karnik	—	—
Senior Vice President, Global Engineering

Ahmet D. Houssein	—	—
Former Senior Vice President and General Manager, Ethernet Products*
All current Executive Officers, as a Group (5 persons):	4,909	9,710
Non-Executive Director Group:
John T. Dickson	—	—
Balakrishnan S. Iyer	—	—
Christine King	—	—
D. Scott Mercer	—	—
Jay A. Rossiter	—	—
George D. Wells	—	—
William M. Zeitler	—	—
Total for Non-Executive Director Group	—	—
All employees, including all current officers and other employees who are not executive officers or directors and all former employees, as a group	840,000	7,519,067
Total	844,909	7,528,777

*	Mr. Houssein’s last day of employment with the Company was June 12, 2015.

Mr. Rampalli and each of the non-executive directors identified above is a nominee for re-election as a director at the 2015 Annual Meeting. The 844,909 shares purchased under the ESPP in fiscal year 2015 equal approximately 1.0% of the Company’s total issued and outstanding common stock as of June 25, 2015. As additional context, a total of 835,554 shares of our common stock were purchased under the ESPP in fiscal year 2014, and a total of 740,687 shares of our common stock were purchased under the ESPP in fiscal year 2013. The total number of shares of our common stock issued and outstanding at the end of fiscal years 2015, 2014 and 2013 were 87,220,000, 87,170,000 and 89,960,000, respectively.

Equity Compensation Plan Information

For more information on our equity compensation plans, please see “Equity Compensation Plan Information” on pages 44-46 below.

Vote Required for Approval of the Amendment to the 1998 Employee Stock Purchase Plan

The Board of Directors believes that the approval of the amendment to the ESPP will promote the interests of QLogic and its stockholders and will help us continue to be able to attract, retain and reward persons important to our success.

Members of the Board of Directors who are not employees are not eligible to participate in the ESPP. All of the Company’s executive officers (including the named executive officers) are eligible to participate in the ESPP and thus have a personal interest in the approval of the amendment to the ESPP.

Approval of the amendment to the ESPP requires the affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT

TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN, AS DESCRIBED ABOVE

AND SET FORTH IN THE AMENDED AND RESTATED QLOGIC CORPORATION 1998

EMPLOYEE STOCK PURCHASE PLAN (WHICH IS AVAILABLE AS DESCRIBED IN THE FIRST

PARAGRAPH UNDER “SUMMARY DESCRIPTION OF THE 1998 EMPLOYEE STOCK PURCHASE

PLAN” ABOVE).

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our executive compensation program. For a detailed description of the compensation we provide to our named executive officers, please see the “Compensation Discussion and Analysis” beginning on page 16 of this proxy statement and the compensation tables and narratives that follow that discussion.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay,” and provides you, as a stockholder, with the ability to cast an advisory vote with respect to our fiscal year 2015 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the stockholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”

As an advisory vote, this proposal is not binding upon the Company, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders by means of their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2016 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as our independent registered public accounting firm for fiscal year 2016. KPMG LLP has served as our independent registered public accounting firm since our inception. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

This matter is not required to be submitted for stockholder approval, but the Board of Directors, as a matter of good corporate practice, has elected to seek ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2016 by seeking the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

PRINCIPAL ACCOUNTANTS’ FEES

In connection with the audit of the consolidated financial statements for the fiscal year ended March 29, 2015, QLogic entered into an engagement letter with KPMG LLP that set forth the terms by which KPMG would perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

For the fiscal years ended March 29, 2015 and March 30, 2014, we incurred fees for services rendered by KPMG LLP in the following amounts:

	Fiscal Year 2015	Fiscal Year 2014
Audit Fees	$1,274,000	$1,481,000
Audit-Related Fees	—	—
Tax Fees	188,000	114,000
All Other Fees	—	—

Tax Fees in fiscal years 2015 and 2014 consist of tax compliance and consulting, including international tax advice.

The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy provides that KPMG LLP is required to seek pre-approval by the Audit Committee (or a designated member of the committee) of all audit, tax and other non-audit related services by providing a description of the services to be performed and specific fee estimates for each such service. In fiscal year 2015, all fees of KPMG LLP were pre-approved by the Audit Committee.

The Audit Committee has concluded that the performance by KPMG LLP of the above non-audit services is compatible with maintaining the independence of KPMG LLP.

AUDIT COMMITTEE REPORT

Management has primary responsibility for the Company’s financial statements and financial reporting process, including the Company’s system of internal accounting controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements. As described more fully in its charter, the Audit Committee oversees the Company’s financial reporting processes and systems of internal accounting controls, the independence and performance of the independent registered public accounting firm and the performance of the internal auditors. The Audit Committee charter is available on our website at www.qlogic.com.

The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed such statements with management and the independent registered public accounting firm. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm its evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent registered public accounting firm in accordance with standards of the Public Company Accounting Oversight Board.

The Audit Committee also received from the independent registered public accounting firm written disclosures as provided for in the requirements of the Public Company Accounting Oversight Board describing any relationships with the Company that may bear on the auditors’ independence and has discussed with the independent registered public accounting firm its independence from the Company and its management. When evaluating independence, the Audit Committee considered whether the services of the independent registered public accounting firm to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements were compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and non-audit services.

Based on the review and discussions noted above, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 29, 2015, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market and is an “audit committee financial expert” as defined by rules adopted by the Securities and Exchange Commission.

The Audit Committee

Balakrishnan S. Iyer, Chair
John T. Dickson
D. Scott Mercer
George D. Wells

The information contained in the above report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

RELATED PERSON TRANSACTIONS AND PROCEDURES

Pursuant to its written charter, the Audit Committee of the Board has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties, which includes any transaction in which (i) the amount exceeds $120,000, (ii) the Company is, was or is proposed to be a participant and (iii) such person or such person’s immediate family members has, had or may have a direct or indirect material interest (a “Related Person Transaction”). During this process, Related Person Transactions are disclosed to all Board members. The Audit Committee intends to approve only those Related Person Transactions that are in the best interests of the Company and our stockholders. During fiscal year 2015, there were no transactions or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest as defined by SEC rules and regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file various reports with the SEC concerning their ownership and changes in ownership of our securities. Copies of these filings must be furnished to us. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during our fiscal year 2015, our directors, executive officers and 10% beneficial owners have complied with all Section 16(a) filing requirements, except that certain equity award grants made to Mr. Dickson on June 20, 2014 in connection with his appointment to the Board were not reported until June 26, 2014.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain the following equity compensation plans:

•	QLogic Corporation 2005 Performance Incentive Plan (the “2005 Plan”)

•	QLogic Corporation 1998 Employee Stock Purchase Plan (the “ESPP”)

•	QLogic Corporation 2014 New-Hire Performance Incentive Plan (the “New-Hire Plan”)

Each of the plans identified above was approved by our stockholders, except for the New-Hire Plan. Please see “Plans Not Approved by Stockholders” below for more information on the New-Hire Plan.

The following table sets forth the number of shares of our common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of March 29, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights as of March 29, 2015		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans as of March 29, 2015 (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	12,892,338	(1)	$16.03 (2)	10,416,363	(3)
Equity compensation plans not approved by security holders	239,500	(4)	$--	2,580,875	(5)

Total	13,131,838		$16.03	12,997,238

(1)

Of these shares, 8,494,798 were subject to outstanding stock options and 4,397,540 were subject to outstanding awards of RSUs (including 799,000 performance and market-based RSUs granted under the 2005 Plan). For these purposes, performance and market-based RSUs for performance periods ending on or after March 29, 2015 are presented based on the target number of shares subject to the award. This number does not include options outstanding under the ESPP for the offering period in progress on March 29, 2015 as the number of shares subject to those options is indeterminable until the end of the offering period.

(2)

This calculation does not reflect options outstanding under the ESPP for the offering period in progress on March 29, 2015 as the exercise price of those options is not determinable until the end of the offering period and does not reflect the then-outstanding RSUs.

(3)

Of these shares, 8,746,235 were available for additional award grants under the 2005 Plan and 1,670,128 were available for additional purchases under the ESPP. This number does not reflect the 4,000,000 additional shares that will be available for issuance under the ESPP if stockholders approve Proposal No. 2 above. For these purposes, performance RSUs for performance periods ending on or after March 29, 2015 are presented based on the target number of shares subject to the award. The shares available for awards under the 2005 Plan are, subject to certain other limits of the 2005 Plan, generally available for any type of award authorized under the 2005 Plan including stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards, performance unit awards and other stock-based awards.

(4)

All of these shares were subject to outstanding awards of RSUs (including 179,500 performance RSUs granted under the New-Hire Plan). For these purposes, performance RSUs for performance periods ending on or after March 29, 2015 are presented based on the target number of shares subject to the award.

(5)

All of these shares were available for additional award grants under the New-Hire Plan. For these purposes, performance RSUs for performance periods ending on or after March 29, 2015 are presented based on the target number of shares subject to the award. The shares available for awards under the New-Hire Plan are, subject to certain other limits of the New-Hire Plan, generally available for any type of award authorized under the New-Hire Plan including stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards, performance unit awards and other stock-based awards.

Plans Not Approved by Stockholders

We adopted the New-Hire Plan in November 2014 solely for the purpose of making grants to newly-hired employees of the Company and its subsidiaries that are intended to qualify for exemption from the requirement under The NASDAQ Stock Market listing rules that equity compensation arrangements be approved by the Company’s stockholders. Accordingly, grants may be made under the New-Hire Plan only to individuals for whom such grants are an inducement material to their accepting employment with the Company or one of its subsidiaries. Otherwise, the terms of the New-Hire Plan are generally similar to the terms of our 2005 Plan.

The Board or one or more committees appointed by the Board administers the New-Hire Plan. The Board has delegated general administrative authority for the New-Hire Plan to the Compensation Committee of the Board. The administrator of the New-Hire Plan has broad authority under the plan to, among other things, select the newly-hired employees who will participate in the plan, determine the types of awards they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

The types of awards that may be granted under the New-Hire Plan include nonqualified stock options, stock appreciation rights, restricted stock and RSUs, stock bonuses and other forms of awards granted or denominated in common stock or units of common stock, as well as certain cash bonus awards.

A maximum number of 3,000,000 shares of the Company’s common stock may be issued or transferred pursuant to awards under the New-Hire Plan. Shares issued in respect of any “full-value award” granted under the New-Hire Plan will be counted against this share limit as 1.75 shares for every one share actually issued in connection with the award. For example, if the Company granted a stock bonus of 100 shares of its common stock under the New-Hire Plan, 175 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the New-Hire Plan that is not a stock option grant or a stock appreciation right grant.

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the New-Hire Plan will again be available for subsequent awards under the New-Hire Plan. However, shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an option or stock appreciation right granted under the New-Hire Plan, as well as any shares that are exchanged or withheld to satisfy the tax withholding obligations related to an option or stock appreciation right, will not be available for subsequent awards under the New-Hire Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any full-value award granted under the New-Hire Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any full-value award granted under the New-Hire Plan, shall be available for subsequent awards under the New-Hire Plan (and any one share so exchanged or withheld in connection with any full-value award shall be credited as 1.75 shares when determining the number of shares that shall again become available for subsequent awards under the New-Hire Plan if, upon grant, the shares underlying the related full-value award were counted as 1.75 shares against the share limit). To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the New-Hire Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the New-Hire Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the New-Hire Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at our 2016 Annual Meeting and include it in our Proxy Statement with respect to that meeting should arrange for the proposal to be delivered to us at our principal place of business no later than March 19, 2016, which is 120 calendar days prior to the anniversary of the mailing date of this year’s Proxy Statement, in order to be considered for possible inclusion in the Proxy Statement for that meeting. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our Proxy Statement for our 2016 Annual Meeting is instead a reasonable time before we begin to print and mail the proxy materials for that meeting. Matters pertaining to such proposals, including the number and length, eligibility of persons entitled to have such proposals included, and other aspects, are regulated by the Securities Exchange Act of 1934, as amended, rules and regulations of the SEC, other laws and regulations, and our Bylaws, to which interested persons should refer. You may obtain a complete copy of our Bylaws without charge by submitting a written request to our Secretary at our principal executive office. Stockholders wishing to submit for consideration a possible board candidate should follow the procedures set forth under “Board of Directors — Committees — The Nominating and  Governance Committee.”

If a stockholder wishes to present a proposal at our 2016 Annual Meeting and the proposal is not intended to be included in the Proxy Statement relating to such meeting, we must receive a written notice of the proposal no earlier than April 22, 2016 and no later than May 22, 2016 (provided, however, that if the 2016 Annual Meeting is held earlier than July 21, 2016 or later than October 29, 2016, notice by the stockholder must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company) (the “Bylaw Deadline”). The written notice must contain the additional information required by our Bylaws. If you give notice of such a proposal after the Bylaw Deadline, you may not be permitted to present the proposal to the stockholders for a vote at the meeting.

Rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting, which is June 2, 2016 for our 2016 Annual Meeting (the “Discretionary Vote Deadline”). If you give notice of such a proposal after June 2, 2016, the proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2016 Annual Meeting. Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our 2016 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at our 2016 Annual Meeting, and we believe that the proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended March 29, 2015, including our audited consolidated financial statements and financial statement schedule, was mailed or otherwise provided to our stockholders with this Proxy Statement. Upon request, we will provide you with an additional copy of our Annual Report on Form 10-K for fiscal year 2015 or this Proxy Statement. You should send your written requests to our Secretary, at QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended March 29, 2015 are also available at the Company’s website at http://ir.qlogic.com and from the SEC website at http://www.sec.gov.

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that the broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company’s agent, Broadridge, if you hold registered shares. You can notify Broadridge by sending a written request to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling Broadridge at (800) 542-1061.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this Proxy Statement. If you grant a proxy, the person(s) named as proxy holder, or their nominee or substitute, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees for director are not available, the proxy holder will vote your proxy for such other candidate or candidates nominated by the Board of Directors.

By Order of the Board of Directors

Michael L. Hawkins
Secretary

Aliso Viejo, California

July 17, 2015

STOCKHOLDERS ARE URGED TO VOTE BY INTERNET, BY TELEPHONE OR BY SIGNING

AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

Exhibit A

QLOGIC CORPORATION

1998 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated May 28, 2015)

This 1998 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) was established by QLOGIC CORPORATION, a Delaware corporation, on the 9th day of April, 1998 and became effective on the “Effective Date.” The Plan is hereby amended and restated in its entirety as set forth herein, effective May 28, 2015, and except as otherwise provided by the Administrator, the terms and provisions of the Plan as set forth herein shall apply to each Offering Period that commences after such date. For the terms of any Offering Period that commenced prior to such date, please see the version of the Plan document in effect for that Offering Period.

ARTICLE 1

PURPOSE OF THE PLAN

1.1        Purpose.     The Company has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and of such of the Company’s Subsidiaries as the Company’s Board of Directors may from time to time designate (each a “Designated Subsidiary,” and collectively, “Designated Subsidiaries”) may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The provisions of the Plan are to be construed in a manner consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

ARTICLE 2

DEFINITIONS

2.1        Administrator.   “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

2.2        Company.   “Company” means QLogic Corporation, a Delaware corporation.

2.3        Compensation.     “Compensation” includes salary, annual bonus/incentive paid in cash, annual profit sharing, overtime, lead premium, commissions and shift differential, but expressly excludes other forms of compensation such as relocation, housing, car allowances, phone allowances, sign-on bonuses, referral bonuses and non-cash incentives.

2.4        Effective Date.  “Effective Date” means November 2, 1998.

2.5        Employee.   “Employee” means each person currently employed by the Company or any of its Designated Subsidiaries.

2.6        Grant Date.  “Grant Date” means the first day of each Offering Period under the Plan.

2.7        Offering Period.  “Offering Period” means the period of approximately twelve (12) consecutive months commencing on each Grant Date as provided in Article 4; provided, however, that the Administrator may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period.

2.8        5% Owner.  “5% Owner” means an Employee who, immediately after the grant of any rights under the

Plan, would own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or of any Parent, or of any Subsidiary. For purposes of this Section, the ownership attribution rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

2.9        Parent.  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company in which each corporation (other than the Company) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.

2.10      Participant.   “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.11      Purchase Date.  “Purchase Date” means the last day of each Purchase Period.

2.12      Purchase Period.  “Purchase Period” has the meaning given to such term in Article 4.

2.13      Subsidiary.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations (beginning with the Company) in which each corporation (other than the last corporation) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1        Eligibility.   Each Employee of the Company, or any Designated Subsidiary, whose customary employment is for more than 20 hours per week and more than five months in a calendar year may become a Participant in the Plan on the Grant Date coincident with or next following the Employee’s satisfaction of the requirements of Section 3.2.

3.2        Participation.   An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Administrator of the Company of a stock purchase agreement provided by the Company (the “Stock Purchase Agreement”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the payroll pay date on or after the Grant Date coincident with or next following the filing of the Participant’s Stock Purchase Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article 8 or by the filing of a new Stock Purchase Agreement providing for a change in the Participant’s payroll deduction rate under Section 5.2.

3.3        Special Rules.  Under no circumstances shall:

a.          an option to purchase Company Stock under the Plan be granted to a Participant if the exercise of such option would cause the Participant to be a 5% Owner;

b.          an option to purchase Company Stock under the Plan be granted to a Participant if such option would cause the Participant to have rights to purchase Company Stock under the Plan (and under any other employee stock purchase plan of the Company, any Parent or any Subsidiary which is qualified under Section 423 of the Code) which accrue at a rate which exceeds $25,000 of the fair market value of the Company Stock (determined at the time the right to purchase such Company Stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time, as this rule is applied under Section 423 of the Code and the rules and regulations promulgated thereunder; or

c.          the number of shares of Company Stock either purchasable by a Participant in any Offering Period exceed 10,000 shares or purchasable by a Participant in any calendar year exceed 3,500 shares, in each case subject to periodic adjustments under Section 10.4, unless the Administrator provides in advance of a particular Offering Period or calendar year that a different individual share limit shall apply as to that Offering Period or calendar year.

For purposes of the foregoing, a right to purchase Company Stock accrues when it first becomes exercisable during the calendar year. If any amount which exceeds the limits set forth in this Section 3.3 remains in the Participant’s Account after the exercise of the Participant’s option on the Purchase Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

ARTICLE 4

OFFERING AND PURCHASE PERIODS

4.1        Offering Periods.    Unless otherwise specified in advance by the Administrator, each Offering Period hereunder shall be of approximately twelve (12) months’ duration, and, subject to adjustment pursuant to Section 11.5, a new Offering Period shall commence on each September 1, December 1, March 1 and June 1 (starting with September 1, 2014) such that more than one Offering Period may be in effect at any one time; provided, however, that no Employee may be a Participant in, or hold an outstanding option with respect to, more than one Offering Period at any one time. In the event that any Purchase Date during an Offering Period coincides with the first day of a Purchase Period and the Fair Market Value (as defined below) of the Company Stock on such Purchase Date is lower than the Fair Market Value of the Company Stock on the Grant Date of that particular Offering Period, that Offering Period will terminate on such Purchase Date, and each Participant in such terminated Offering Period will be automatically enrolled in the new Offering Period that commences on the Grant Date that occurs concurrently with such Purchase Date (in each case, immediately after giving effect to Section 7.1 for that Purchase Date). In the event that a Purchase Date during an Offering Period does not coincide with the first day of a Purchase Period and the Fair Market Value of the Company Stock on the first day of the Purchase Period immediately following such Purchase Date is lower than the Fair Market Value of the Company Stock on the Grant Date of that particular Offering Period, that Offering Period will be deemed to have terminated as of such Purchase Date (after giving effect to Section 7.1 for that Purchase Date) and each Participant in such terminated Offering Period will be automatically enrolled in the new Offering Period that commences on the Grant Date that immediately follows such Purchase Date. Each option shall become effective on the Grant Date of the Offering Period with respect to which the option is granted. The term of each option shall be the duration of the related Offering Period and shall end on the final Purchase Date of that Offering Period. Offering Periods shall continue until this Plan is terminated in accordance with Section 10.5 or 11.1, or, if earlier, until no shares of Company Stock remain available for options pursuant to Section 10.1.

4.2        Purchase Periods.  Unless otherwise specified by the Administrator in advance of a particular Offering Period, each Offering Period will consist of four (4) Purchase Periods, and each Purchase Period will be of approximately three (3) months’ duration. Purchase Periods shall commence on each of September 1, December 1, March 1 and June 1 and shall end on the last day of the immediately following November, February, May and August, respectively and in each case subject to adjustment pursuant to Section 11.5.

ARTICLE 5

PAYROLL DEDUCTIONS

5.1        Participant Election.  Upon completion of the Stock Purchase Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed a maximum of 10%, which maximum percentage may be increased or decreased from time to time in the discretion of the Administrator effective with the Purchase Period next commencing after the date of such increase or decrease, but in no event shall the maximum amount be increased to an amount in excess of 15% of Compensation. The amount so designated upon the Stock Purchase Agreement shall be effective for the next Purchase Period that commences after the Company’s receipt of such election (subject to any deadline established by the Administrator for making any such election for that Purchase Period) and, unless otherwise expressly provided by the Administrator, all subsequent Purchase Periods until the Participant is no longer eligible to participate in the Plan or terminates or alters such Stock Purchase Agreement in accordance with Section 5.2 below.

5.2        Changes in Election.  Any Participant may change any election (increase or decrease the rate of payroll deductions) under this Section one time during any Purchase Period by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change at least 15 days prior to the end of the Purchase Period. A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article 8. A Participant may also terminate payroll deductions and have accumulated deductions for the then current Purchase Period applied to the purchase of Company Stock as of the Purchase Date for that Purchase Period by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Stock Purchase Agreement.

5.3        Participant Accounts.  The Company shall establish and maintain a separate account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

ARTICLE 6

GRANT OF OPTION

6.1        Option to Purchase Shares.  On each Grant Date, each Participant shall be granted an option to purchase at the price determined under Section 6.2 that number of whole shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his Account, subject to the limits set forth in Section 3.3.

6.2        Purchase Price.  The purchase price for any Purchase Period shall be the lesser of:

a.          85% of the Fair Market Value of Company Stock on the Grant Date for the Offering Period to which such Purchase Period relates; or

b.          85% of the Fair Market Value of Company Stock on the Purchase Date for such Purchase Period.

6.3        Fair Market Value.  “Fair Market Value” shall mean the value of one share of Company Stock, determined as follows:

a.          If the Company Stock is then listed or admitted to trading on a national securities exchange, the Fair Market Value shall be the closing sale price of the Company Stock on the date of valuation on the principal national securities exchange on which the Company Stock is then listed or admitted to trading (and pursuant to Section 11.5, such valuation date shall always fall on a business day), or, if there is no trading of the Company Stock on such business day, the Fair Market Value shall be the closing sale price of the Company Stock on such principal national securities exchange on the next preceding day on which there was trading in the Company Stock.

b.          If the Company Stock is not listed or admitted to trading on a national securities exchange on the valuation date, the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

ARTICLE 7

PURCHASE OF STOCK

7.1        Exercise of Option.

a.          On each Purchase Date, the Participant will be deemed to exercise the option granted for the applicable Offering Period. Notwithstanding the above, a Participant may direct the Company not to purchase Company Stock on the Purchase Date in accordance with Section 8.1, in which case any amount in the Participant’s Account shall be refunded to the Participant as provided in Section 8.1.

b.          Upon exercise of an option, the Plan shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock subject to such Participant’s option at the option price determined under Section 6.2 above as can be purchased with the amounts held in each Participant’s Account. Any amounts remaining in a Participant’s Account as a result of the requirement that no fractional shares may be purchased shall be held in the Participant’s Account and carried forward to the next Purchase Period.

7.2        Delivery of Company Stock.  The time of issuance and delivery of the shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.

ARTICLE 8

WITHDRAWAL

8.1        In Service Withdrawals.  At any time prior to the final Purchase Date of an Offering Period (subject to any deadline the Administrator may establish for the relevant Offering Period prior to the Grant Date for such Offering Period), any Participant may withdraw the amounts held in his Account by executing and delivering to the Administrator a written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. A reduction in contributions to zero during any Offering Period with an instruction to hold the funds in a Participant’s Account to purchase shares on the next Purchase Date following such reduction as contemplated by Section 5.2 shall not be deemed a withdrawal. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period in which the withdrawal occurred and the next succeeding Offering Period, but may then be reinstated as a Participant thereafter by executing and delivering a new Stock Purchase Agreement to the Administrator.

8.2        Termination of Employment.

a.           In the event that a Participant’s employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant or his beneficiary in cash, without interest. For purposes of the Plan, if a Designated Subsidiary ceases to be a Subsidiary of the Company, each person employed by that Designated Subsidiary will be deemed to have terminated employment for purposes of the Plan, unless the person continues as an employee of the Company or another Designated Subsidiary.

b.          A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant’s Account in the event of his or her death subsequent to a Purchase Date, but prior to delivery of such shares or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of his death prior to a Purchase Date under paragraph (a) above. If a Participant is married and the designated beneficiary is not solely his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Administrator or its delegate) that there is no spouse or that the spouse cannot be located.

c.          Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Administrator may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant where no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Administrator shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Administrator, the Administrator, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Administrator, then to such other person as the Administrator may designate.

ARTICLE 9

PLAN ADMINISTRATION

9.1        Plan Administration.

a.          Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors (the “Board”) for the Company, or a committee (“Committee”) thereof. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term “Administrator” shall mean the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. The initial Administrator of the Plan shall be the Compensation Committee of the Board of Directors. The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.

b.          In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:

(i)          To designate agents to carry out responsibilities relating to the Plan;

(ii)         To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his or her beneficiary or any other person whatsoever;

(iii)        To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

(iv)        To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

c.          Any action taken in good faith by the Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute.

9.2        Limitation on Liability.  No Employee of the Company nor member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his duties under the Plan.

9.3        Sub-Plans.  The Administrator has discretion to adopt any rules regarding administration of the Plan to conform to local laws. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest and handling of share certificates which vary according to local requirements. The Administrator has the authority to suspend or limit participation in the Plan by employees of any particular Subsidiary of the Company for any reason, including administrative or economic reasons. The Administrator may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code.

9.4        Reliance on Experts Delegation.  In making any determination or in taking or not taking any action under the Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company or any Designated Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Designated Subsidiary.

ARTICLE 10

COMPANY STOCK

10.1      Limitations on Purchase of Shares.  The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 13,000,0001 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan on any Purchase Date exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable, and the Plan and each Offering Period then in progress shall terminate on such date. In such event, the Administrator shall give written notice of such reduction of the number of shares to each Participant affected thereby and any unused payroll deductions shall be returned to such Participant.

1           The current aggregate Share Limit for this Plan is 9,000,000 shares. Stockholders are being asked to approve an amendment to this Plan that would increase this aggregate Share Limit by 4,000,000 shares (so that the new aggregate Share Limit for the Plan would be 13,000,000 shares).

10.2        Voting Company Stock.  The Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been actually delivered to and held of record by the Participant.

10.3      Registration of Company Stock.  Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.

10.4      Changes in Capitalization of the Company.  Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the purchase price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any option granted hereunder.

10.5      Merger of Company.  In the event that the Company at any time proposes to merge into, consolidate with or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a “reverse” merger in which the Company is the surviving entity), the Plan and each then outstanding option hereunder shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of outstanding options theretofore granted, or the substitution for such outstanding options of new options covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the outstanding options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of the outstanding options theretofore granted or the substitution for such outstanding options of new options covering the shares of a successor corporation, then the Administrator shall cause written notice of the proposed transaction to be given to the persons holding then-outstanding options not less than 10 days prior to the anticipated effective date of the proposed transaction, and, concurrent with the effective date of the proposed transaction, such outstanding options shall be exercised automatically in accordance with Section 7.1 as if such effective date were the Purchase Date of each Purchase Period then in progress, unless a Participant withdraws from the Plan as provided in Section 8.1, and each Offering Period then in effect shall thereupon terminate. The Administrator may provide in each case that the transactions contemplated by this Section 10.5 are contingent upon the consummation of the proposed merger, consolidation or other reorganization event and provide for the reinstatement of the Plan and outstanding options and the continuation of each Offering Period then in effect in the event that such consummation does not occur.

ARTICLE 11

MISCELLANEOUS MATTERS

11.1      Amendment and Termination.    The Plan shall terminate on May 23, 2023. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant without the Participant’s consent. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:

a.          Increase the number of shares of Company Stock that may be issued under the Plan;

b.          Materially modify the requirements as to eligibility for participation in the Plan; or

c.          Materially increase the benefits which accrue to Participants under the Plan.

11.2      Benefits Not Alienable.  Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.

11.3      No Enlargement of Employee Rights.    This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

11.4      Governing Law.  To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

11.5      Non-business Days.  When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or U.S. federal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or U.S. federal holiday. Similarly, no Offering Period or Purchase Period may begin or end on a Saturday, Sunday or U.S. federal holiday, and any such Offering Period or Purchase Period that projects to begin or end on a Saturday, Sunday or U.S. federal holiday shall instead begin or end, as applicable, on the next succeeding day which is not a Saturday, Sunday or U.S. federal holiday.

11.6      Compliance With Securities Laws.  The Plan, the granting of options under the Plan and the offer, issuance and delivery of shares of Company Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under the Plan will, if requested by the Company and as a condition precedent to the exercise of his or her option, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal requirements.

11.7      Other Company Benefit and Compensation Programs.    Payments and other benefits received by an Employee pursuant to the Plan shall not be deemed a part of the Employee’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.

QLOGIC CORPORATION ATTENTION: INVESTOR RELATIONS 26650 ALISO VIEJO PARKWAY ALISO VIEJO, CA 92656	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95046-P68047	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QLOGIC CORPORATION
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors	For	Against	Abstain
Nominees:
	1a. John T. Dickson	☐	☐	☐			For	Against	Abstain
	1b. Balakrishnan S. Iyer	☐	☐	☐	3.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐
	1c. Christine King	☐	☐	☐
	1d. D. Scott Mercer	☐	☐	☐	4.	Ratification of appointment of KPMG LLP as independent registered public accounting firm.	☐	☐	☐
	1e. Prasad L. Rampalli	☐	☐	☐
	1f. Jay A. Rossiter	☐	☐	☐
	1g. George D. Wells	☐	☐	☐	NOTE: In their discretion, on such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
	1h. William M. Zeitler	☐	☐	☐
2.	Approval of an amendment to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended, to increase the aggregate share limit.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at http://ir.qlogic.com

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M95047-P68047

QLogic Corporation

26650 Aliso Viejo Parkway

Aliso Viejo, California 92656

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting of Stockholders - August 20, 2015

Prasad L. Rampalli and Jean Hu, or either of them, are hereby appointed attorneys and proxies of the undersigned, each with the power of substitution, to attend, vote and act for all shares of common stock of QLogic Corporation held of record by the undersigned at the close of business on June 25, 2015 at the Annual Meeting of Stockholders to be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 10:00 a.m., Pacific Daylight Time, on Thursday, August 20, 2015, and at any postponements or adjournments thereof, in connection therewith to vote all of the shares of common stock which the undersigned would be entitled to vote as directed on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE APPROVAL OF THE AMENDMENT TO THE QLOGIC CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, TO INCREASE THE AGGREGATE SHARE LIMIT, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY